SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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FIRST INDIANA CORPORATION

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March 11, 2005

Dear Shareholder:

The directors and officers of First Indiana Corporation join me in extending to you a cordial invitation to attend the Annual Meeting of our shareholders. This meeting will be held on Wednesday, April 20, 2005 at 9:00 a.m. E.S.T., in the Conference Center on the Second Floor of First Indiana Plaza, 135 North Pennsylvania Street, Indianapolis, Indiana 46204.

The formal notice of this Annual Meeting and the proxy statement appear on the following pages. After reading the proxy statement, please mark, sign, and return the enclosed proxy card, or vote your proxy via telephone or the Internet in accordance with the instructions on your proxy card, to ensure that your votes on the business matters of the meeting will be recorded.

We hope that you will attend this meeting. Whether or not you attend, we urge you to return your proxy promptly in the postpaid envelope provided, or to register your vote via telephone or the Internet. After doing so, you may, of course, vote in person on all matters brought before the meeting.

We look forward to seeing you on April 20.

Sincerely,

Robert H. McKinney,
Chairman

FIRST INDIANA CORPORATION

INDIANAPOLIS, INDIANA

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of the shareholders of First Indiana Corporation (the “Corporation”) will be held in the Conference Center on the Second Floor of First Indiana Plaza, 135 North Pennsylvania Street, Indianapolis, Indiana 46204, on April 20, 2005 at 9:00 a.m. E.S.T., to consider and take action on the following matters:

1.	The election of three (3) directors of the Corporation;

2.	The approval of the Corporation’s Employees’ Stock Purchase Plan;

3.	The approval of the Corporation’s 2004 Executive Compensation Plan;

4.	The transaction of such other business as may properly come before the meeting and any adjournments thereof.

Only shareholders of record at the close of business on February 9, 2005, are entitled to notice of and to vote at this meeting and any adjournments thereof.

By order of the Board of Directors,

David A. Butcher,

Secretary

Indianapolis, Indiana

March 11, 2005

PROXY STATEMENT

FIRST INDIANA CORPORATION

First Indiana Plaza

135 North Pennsylvania Street

Indianapolis, Indiana 46204

Question and Answers about this Meeting

This proxy statement is furnished in connection with the solicitation by the Board of Directors of First Indiana Corporation (the “Corporation” or “we”) of proxies to be voted at the Annual Meeting of Shareholders to be held on Wednesday, April 20, 2005, and at any adjournment thereof. The approximate date of mailing this proxy statement is March 11, 2005. The following is important information in a question-and-answer format regarding the Corporation, its wholly owned subsidiary First Indiana Bank (the “Bank”), the Annual Meeting and this proxy statement.

Q:    What am I voting on?

You are voting on (1) the election of three directors (Pedro P. Granadillo, Marni McKinney, and Phyllis W. Minott), (2) the approval of the Corporation’s Employees’ Stock Purchase Plan, and (3) the approval of the Corporation’s 2004 Executive Compensation Plan.

Q:    Who is entitled to vote?

Shareholders as of the close of business on February 9, 2005 (the “Record Date”), are entitled to vote at the Annual Meeting. Each shareholder is entitled to one vote for each share of common stock held on the Record Date. As of the Record Date, 14,028,031 shares of the Corporation’s common stock were issued and outstanding.

Q:    How do I vote?

Sign and date each proxy card you receive and return it in the prepaid envelope, or vote your proxy via telephone or the Internet in accordance with the instructions on your proxy card. If you return your signed proxy card but do not indicate your voting preferences, we will vote on your behalf FOR the three director nominees; FOR the approval of the Corporation’s Employees’ Stock Purchase Plan; and FOR the approval of the Corporation’s 2004 Executive Compensation Plan. You have the right to revoke your proxy any time before the meeting by (1) notifying the Corporation’s Secretary, or (2) returning a later-dated proxy. You also may revoke your proxy by voting in person at the meeting.

Q:    What does it mean if I get more than one proxy card?

It means you hold shares registered in more than one account. Sign and return all proxy cards to ensure that all your shares are voted.

Q:    Who will count the vote?

Representatives of National City, our transfer agent, will tabulate the votes and act as inspectors of the election.

Q:    What constitutes a quorum?

A majority of the outstanding shares, present in person or represented by proxy, constitutes a quorum for the Annual Meeting.

Q:    How many votes are needed for approval of each item?

There are different voting requirements for the proposals. Directors will be elected by a plurality of the votes cast at the Annual Meeting. Consequently, the three nominees receiving the most votes will be elected directors. Only votes cast for a nominee will be counted, except that the accompanying proxy will be voted for the three director nominees unless the proxy contains instructions to the contrary. Proxies submitted by brokers that do not indicate a vote for the proposal to elect directors because the holders do not have discretionary voting authority and have not received instructions from the beneficial owners on how to vote on those proposals are called “broker non-votes.” Broker non-votes, abstentions, and instructions on the accompanying proxy card to withhold authority to vote for one or more of the nominees will result in those nominees receiving fewer votes.

The approval of the Corporation’s Employees’ Stock Purchase Plan and the approval of the Corporation’s 2004 Executive Compensation Plan each require an affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting. For these proposals, abstentions, and broker non-votes will not be voted for or against the respective proposals and will not be counted as entitled to vote on the proposals.

Any other matter to come before the Annual Meeting will be approved if the votes cast at the Annual Meeting (in person or represented by proxy) in favor of such proposal exceed the votes opposing such proposal. An abstention, non-vote, or broker non-vote will not change the number of votes cast for or against any such matter.

Q:    Who may attend the Annual Meeting?

All shareholders as of the Record Date may attend.

Q:    What percentage of stock does the directors and executive officers own?

Together, they own approximately 23 percent of the Corporation’s common stock as of the Record Date. (See “STOCK OWNERSHIP BY DIRECTORS, OFFICERS, AND CERTAIN SHAREHOLDERS” in this proxy statement for details.)

Q:    Who are the largest principal shareholders?

A group consisting primarily of Robert H. McKinney and Marni McKinney is the single largest shareholder of the Corporation, beneficially owning 2,791,552 shares, or 19.9 percent of the Corporation’s common stock, as of the Record Date.

Q:    When are shareholder proposals and nominations for the 2006 meeting due?

The Corporation’s 2006 Annual Meeting is anticipated to be held April 19, 2006. To be considered for inclusion in next year’s proxy statement, shareholder proposals must be submitted in writing by November 11, 2005, to the Corporation’s Secretary, 2800 First Indiana Plaza, 135 North Pennsylvania Street, Indianapolis, Indiana 46204. In addition, the Corporation’s By-Laws provide that any shareholder wishing to nominate a candidate for director or propose other business at the Annual Meeting must give the Corporation written notice 60 days before the meeting, and the notice must provide certain other information as described in the By-laws. (For additional information regarding the shareholder nomination process, please see “Communications with Independent Directors” in this proxy statement.) Copies of the By-Laws are available to shareholders free of charge upon request to the Corporation’s Secretary. The persons named in the proxies retain the discretion to vote proxies on matters of which the Corporation is not properly notified at its principal executive offices on or before 60 days before the meeting and also retain such authority under certain other circumstances.

Q:    What happens if I consent to electronic access of future documents?

We are pleased to offer our shareholders the option to receive shareholder communications (for example, annual reports and proxy statements) from us or on our behalf over the Internet, instead of receiving those documents in print. Participation is completely voluntary. If you give your consent, we will notify you when material is available over the Internet and provide you with the Internet location where the material is available. Once you give your consent, it will remain in effect until you inform us otherwise.

Additionally, to enable us to send you shareholder communications via e-mail, please send an e-mail from your preferred e-mail address to investorrelations@firstindiana.com. Please include your full name and postal address and mention in your e-mail that you are requesting e-mail notification. There is no cost to you for this service other than any charges you may incur from your Internet provider, telephone, cable and/or other telecommunications company. If you have previously consented to receive shareholder communications over the Internet and/or requested e-mail notification of shareholder communications, you do not need to provide an additional consent or request at this time.

PROPOSAL NO. 1:    ELECTION OF DIRECTORS

Three directors are to be elected. Pedro P. Granadillo, Marni McKinney, and Phyllis W. Minott have been nominated for a term of three years and until their successors are elected and qualified. Mr. Granadillo, Ms. McKinney, and Ms. Minott were nominated by the directors who satisfy the requirements to be considered “independent directors” under the Securities Exchange Act of 1934 and the rules of Nasdaq and who acted as the Nominating Committee of the Board of Directors (“Independent Directors”). Mr. Granadillo, Ms. McKinney, and Ms. Minott are members of the present Board of Directors and all have consented to serve an additional term.

The other directors listed in the table below will continue in office until the expiration of their terms. All of the nominees and the other directors listed in the table below also are members of the Board of Directors of the Bank. For directors of the Corporation who were directors of the Bank before the Corporation was formed in 1986, the table below lists the year in which the director became a director of the Bank. If, at the time of the Annual Meeting, any of the nominees is unable or declines to serve, the discretionary authority provided in the proxy may be exercised to vote for a substitute or substitutes. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.

The Board of Directors unanimously recommends the election of the following nominees.

NOMINEES FOR TERMS EXPIRING IN 2008

Name, Age, Principal Occupation, and Business Experience	Director Since
Pedro P. Granadillo, Age 57	2002

Previously Senior Vice-President Eli Lilly and Company (1999-2004); Director, Haemonetics Corporation, a medical device company located in Braintree, Massachusetts (2004-Present); Director, Noven Pharmaceuticals, Miami, Florida (2004-Present).

Marni McKinney, Age 48	1992

Vice Chairman, Chief Executive Officer of the Corporation and Chairman, of the Bank; formerly Director, Vice Chairman, and Chief Executive Officer, The Somerset Group, Inc., financial services provider; previously President and Executive Vice President of The Somerset Group, Inc., and Vice President of the Corporation and the Bank. Ms. McKinney is the daughter of Robert H. McKinney who also serves the Corporation as a director and executive officer and the Bank as a director.

Phyllis W. Minott, Age 66	1976

Formerly Chairman and Chief Executive Officer, Minott Motion Pictures, Inc., commercial movie production (1994-2000); previously General Auditor, Controller, Accounting, and Chief Accounting Officer, Eli Lilly and Company, a pharmaceutical company (1960-1993).

DIRECTORS WHOSE TERMS EXPIRE IN 2007

Name, Age, Principal Occupation, and Business Experience	Director Since
Robert H. McKinney, Age 79	1954

Chairman of the Corporation and Chairman of the Executive Committee of the Bank; formerly Chairman and Director, The Somerset Group, Inc., financial services provider; retired partner, Bose McKinney & Evans LLP, attorneys (1963-1977; 1980-1991); formerly Chairman, Federal Home Loan Bank Board (1977-1979). Mr. McKinney is the father of Marni McKinney who also serves the Corporation and the Bank as a director and executive officer.

Michael L. Smith, Age 56	1985

Previously Executive Vice President and Chief Financial Officer, WellPoint, Inc., (formerly Anthem, Inc.) a health benefits management company (1999-2004); Director of FinishMaster, Inc., Intermune, Inc., and Kite Realty Group Trust; formerly Chief Operating Officer and Chief Financial Officer, American Health Network, Inc., a physician management company; formerly Director of The Somerset Group, Inc.

Robert H. Warrington, Age 57	2004

President and Chief Operating Officer of the Corporation and President and Chief Executive Officer of the Bank; Vice-Chairman and Director of Old Kent Financial Corporation (1998-2001); various management positions at Old Kent (1988-2001), including Chief Financial Officer and Chairman, President, and Chief Executive Officer of Old Kent Mortgage Company.

DIRECTORS WHOSE TERMS EXPIRE IN 2006

Name, Age, Principal Occupation, and Business Experience	Director Since
Anat Bird, Age 53	2002

President and Chief Executive Officer of SCB Forums, Ltd., a private corporation which plans meetings for bank executives and occasionally provides consulting services for banks; former President and Chief Executive Officer of California Community Bancshares (2001); former executive at Wells Fargo Bank (formerly Norwest Bank) (1997-2000); former Chief Operating Officer of Roosevelt Bank (1995-1997); Director of Sterling Bancshares, Inc. (2002-Present); and Director of MidFirst Bank (2003-Present).

William G. Mays, Age 59	2003

Founder and President of Mays Chemical Co., Inc., a full line distribution company headquartered in Indianapolis, Indiana (1980-Present); Director, WellPoint, Inc. (formerly Anthem, Inc.), a health benefits management company headquartered in Indianapolis, Indiana (1993-Present); and Director, Vectren Corporation, a gas and electric utility company headquartered in Evansville, Indiana

(1998-Present).

Gerald L. Bepko, Age 64	1988

Indiana University Trustee Professor and Indiana University-Purdue University at Indianapolis Chancellor Emeritus (2003-Present); Interim President of Indiana University (2002-2003); Vice President for Long-Range Planning of Indiana University and Chancellor, Indiana University-Purdue University at Indianapolis (1986-2002); Director, Lumina Foundation, State Auto Mutual Insurance Company, and American United Mutual Insurance Holding Company and affiliated boards; Trustee, Citizens Gas and Coke Utility.

STOCK OWNERSHIP BY DIRECTORS, OFFICERS,

AND CERTAIN SHAREHOLDERS

The following table shows, as of February 9, 2005, the number and percentage of shares of common stock held by each person known to the Corporation who owned beneficially more than five percent of the issued and outstanding common stock of the Corporation, and shares held by the Corporation’s directors and certain executive officers:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Gerald L. Bepko[1]	56,557[2]	[3]
Anat Bird[1]	5,446[4]	[3]
William J. Brunner[1]	16,643[5]	[3]
Pedro P. Granadillo[1]	9,153[6]	[3]
William G. Mays[1]	6,597[7]	[3]
Marni McKinney[1]	2,791,552[8]	19.9%
Robert H. McKinney[1]	2,791,552[8]	19.9%
David L. Maraman[1]	68,471[9]	[3]
Phyllis W. Minott[1]	59,795[10]	[3]
Marvin C. Schwartz[11]	791,557[11]	5.6%
Michael L. Smith[1]	47,904[12]	[3]
Robert H. Warrington[1]	93,320[13]	[3]
Dimensional Fund Advisors, Inc.[14]	924,785[14]	6.6%
All Executive Officers and Directors as a Group (13 Persons)	3,282,572[15]	23.4%

[1]	The business address for the referenced individual is 135 North Pennsylvania Street, Indianapolis, Indiana 46204.
[2]	Includes 9,292 shares held in trust under the Bank’s Employees’ Stock Purchase Plan (the “Stock Purchase Plan”), 8,847 shares held jointly with Mr. Bepko’s spouse, and 35,774 shares as to which there is a right to acquire beneficial ownership as specified in Rule 13d-3(d)(1) under the Securities Exchange Act of 1934 (the “Exchange Act”).
[3]	The number of shares represents less than one percent of the Corporation’s common stock outstanding.
[4]	Includes 646 shares held in trust under the Stock Purchase Plan and 3,000 shares as to which there is a right to acquire beneficial ownership as specified in Exchange Act Rule 13d-3(d)(1).
[5]	Includes 3,393 shares held in trust under the Stock Purchase Plan and 10,000 shares of restricted stock granted to Mr. Brunner pursuant to the Corporation’s 2002 Stock Incentive Plan (the “2002 Plan”).
[6]	Includes 415 shares held in trust under the Stock Purchase Plan, 2,938 shares held in trust under the Directors’ Deferred Fee Plan, and 3,000 shares as to which there is a right to acquire beneficial ownership as specified in Exchange Act Rule 13d-3(d)(1).
[7]	Includes 402 shares held in trust under the Stock Purchase Plan, 2,895 shares held in trust under the Directors’ Deferred Fee Plan, and 2,000 shares as to which there is a right to acquire beneficial ownership as specified in Exchange Act Rule 13d-3(d)(1).
[8]

These shares are beneficially owned by a group consisting primarily of Robert H. McKinney and Marni McKinney. Mr. McKinney’s holdings include 781,351 shares owned directly by Mr. McKinney (including 19,500 shares of restricted stock granted to Mr. McKinney pursuant to the Corporation’s Long-Term Management Performance Incentive Plan (the “Long-Term Plan”) and the 2002 Plan), 7,478 shares held in trust under the Stock Purchase Plan, 42,897 shares owned of record by Mr. McKinney’s wife, 139,764 shares underlying options granted to Mr. McKinney by the Corporation which Mr. McKinney is deemed to beneficially own under Exchange Act Rule 13d-3(d)(1) and 841,301 shares held by a limited partnership established by Mr. McKinney for the benefit of his children, including Marni McKinney, which Mr. McKinney is deemed to beneficially own under Exchange Act Rule 13d-3(d)(1). Marni McKinney’s holdings include 184,052 shares owned directly by Ms. McKinney (including 24,500 shares of restricted stock granted to Ms. McKinney pursuant to the Long-Term Plan and the 2002 Plan), 19,056 shares held in trust under the Stock Purchase Plan, 9,989 shares held on her behalf under the Bank’s 401(k) Plan, 166 shares held in an IRA, and 189,180 shares underlying options granted to Ms. McKinney by the Corporation which Ms. McKinney is deemed to beneficially own under Exchange Act Rule 13d-3(d)(1). The total held by the group also includes 576,318 shares held in two irrevocable trusts of which Ms. McKinney is the trustee and which were established by Mr. McKinney for the benefit of his children.

[9]	Includes 2,474 shares held in trust under the Stock Purchase Plan and 49,898 shares of restricted stock granted to Mr. Maraman pursuant to the Long-Term Plan and the 2002 Plan.
[10]	Includes 17,981 shares held in trust under the Stock Purchase Plan, 684 shares held under the Dividend Reinvestment Plan, and 31,092 shares as to which there is a right to acquire beneficial ownership as specified in Exchange Act Rule 13d-3(d)(1).
[11]	This information is taken from a Schedule 13D Report dated October 11, 2000, and filed by the shareholder with the Securities and Exchange Commission. It does not reflect any changes in those shareholdings that may have occurred since the date of such filing, except as adjusted to reflect the five-for-four stock split on February 27, 2002, to shareholders of record February 13, 2002. According to the referenced Schedule 13D Report, Mr. Schwartz’ business address is c/o Neuberger Berman, LLC, 605 Third Avenue, New York, New York 10158-3698.
[12]	Includes 35,774 shares as to which there is a right to acquire beneficial ownership as specified in Exchange Act Rule 13d-3(d)(1).
[13]	Includes 2,524 shares held in trust under the Stock Purchase Plan and 1,479 shares held on his behalf under the Bank’s 401(k) Plan and 37,500 shares of restricted stock granted to Mr. Warrington pursuant to the Long-Term Plan and the 2002 Plan.
[14]	This information is taken from a Schedule 13G Report dated February 9, 2005, and filed by shareholder with the Securities and Exchange Commission. According to the referenced Schedule 13G Report, the business address of Dimensional Fund Advisors, Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.
[15]	Includes 64,415 shares held in trust under the Stock Purchase Plan, 684 shares held under the Dividend Reinvestment Plan, 11,468 shares held under the Bank’s 401(k) Plan, and 461,969 shares as to which there is a right to acquire beneficial ownership as specified in Exchange Act Rule 13d-3(d)(1).

CORPORATE GOVERNANCE

The Corporation and the Bank aspire to the highest standards for their employees, officers, and respective boards of directors. Implicit in this philosophy is sound corporate governance. The Corporation and the Bank operate within a plan of corporate governance which defines responsibilities, sets high standards of professional and personal conduct, and assures compliance with applicable laws and regulations. As such, the Corporation, upon the recommendation of the Board of Directors, operates under formal corporate governance practices including the items listed below. For further information, including electronic versions of the Audit Committee Charter, the Code of Business Conduct and Ethics, and the Corporate Governance and Nomination Guidelines, we invite you to visit the Governance section of our website (www.firstindiana.com) located under the Investor Relations heading.

Independent Directors

A majority of the Board of Directors are Independent Directors. These Independent Directors include Gerald L. Bepko, Anat Bird, Pedro P. Granadillo, William G. Mays, Phyllis W. Minott, and Michael L. Smith.

Code of Business Conduct and Ethics

The Corporation adopted a “Code of Business Conduct and Ethics” to document the principles of conduct and ethics which are followed by the directors, officers, and employees of the Corporation and the Bank.

Corporate Governance and Nomination Guidelines

The Corporation adopted “Corporate Governance and Nomination Guidelines” to further define certain procedures and standards in order to ensure fulfillment of the Board of Directors’ duty to serve as a prudent fiduciary for shareholders and to oversee management of the Corporation’s businesses. As part of the process of adopting the Corporate Governance and Nomination Guidelines, the Board of Directors amended the Corporation’s By-Laws to provide that the Independent Directors shall act as a Nominating Committee for selecting the management nominees. For further discussion on the Nominating Committee, please see the “Nominating Committee” section in this proxy statement.

Communications with Independent Directors

An employee, officer, shareholder, or other interested party who has an interest in communicating with the Independent Directors regarding financial matters may do so by directing communication to the Chairman of the Audit Committee. For matters related to nominations or corporate governance, communications should be directed to the Chairman of the Compensation Committee (who serves as Chairman of the meetings of the Independent Directors). Messages for the Chairman of the Audit Committee, the Chairman of the Compensation Committee, any other director, or the Board of Directors as a whole may be mailed, faxed, or e-mailed to the Corporation’s Secretary at Secretary, First Indiana Corporation, 135 North Pennsylvania Street, Suite 2800, Indianapolis, Indiana 46204, (317) 223-0123 (facsimile), or Secretary@firstindiana.com (e-mail).

Certain Committees of the Boards of Directors of the Corporation and the Bank

Among other committees, the Board of Directors of the Corporation has an Audit Committee, a Compensation Committee, Investment Committee, and an Executive Committee. In addition, a group consisting of all of the Independent Directors acts as the Nominating Committee.

Audit Committee

As specified in its charter, the Audit Committee (1) oversees the integrity of the Corporation’s reporting processes and systems of internal control; (2) is responsible for the appointment, compensation, and oversight of the activities of the Corporation’s independent auditors; (3) oversees and evaluates the activities of the director of internal audit and staff; (4) provides avenues of communications among the independent auditors, management, the internal auditing department, and the Board of Directors; and (5) provides an avenue of communications for all directors, officers, and employees to assure that the Corporation’s policies and applicable laws and regulations are adhered to by all personnel. The members of the Corporation’s Audit Committee in 2004 were Phyllis W. Minott (Chairman), Gerald L. Bepko, Michael L. Smith, and William G. Mays. The Corporation determined that the members of the Audit Committee were independent as of December 31, 2004, and are expected to be independent as of the Annual Meeting under the Securities Exchange Act of 1934 and the Nasdaq’s listing standards, and that Audit Committee members, Phyllis W. Minott and Michael L. Smith, are “audit committee financial experts.” Additionally, the Board of Directors, through the Audit Committee, has approved an Insider Trading Policy. The Audit Committee met seven times during 2004. (See “Report of the Audit Committee” section in this proxy statement for details.)

Compensation Committee

The Compensation Committee reviews and makes recommendations to the Board of Directors with respect to the compensation of directors, officers, and employees of the Corporation and the Bank; administers and grants options and other stock awards under the Corporation’s stock option plans; and administers the Stock Purchase Plan (as defined in footnote 2 under “STOCK OWNERSHIP BY DIRECTORS, OFFICERS, AND CERTAIN SHAREHOLDERS” in this proxy statement). The members of the Compensation Committee during 2004 were Gerald L. Bepko (Chairman), Anat Bird, Pedro P. Granadillo, and Phyllis W. Minott. The Compensation Committee met five times during 2004. (See “Report of the Compensation Committee” in this proxy statement for details.)

Investment Committee

The Investment Committee oversees the investment activity of the Bank including (1) evaluating and making recommendations to the Board of Directors on the risk characteristics of the asset portfolio (both loans and investments) and (2) managing liquidity and capital for the Corporation. The members of the Investment Committee during 2004 were Marni McKinney (Chairman), Anat Bird, William G. Mays, Robert H. McKinney, and Robert H. Warrington.

Nominating Committee

As specified in the Corporation’s Corporate Governance and Nomination Guidelines and its By-Laws, the Independent Directors act as the Nominating Committee of the Board of Directors. In such capacity, the Independent Directors are responsible for (1) selecting the management nominees for election as directors and (2) reviewing with the Board of Directors, on an annual basis, the requisite skills and characteristics of members of the Board of Directors. The skills and characteristics assessments include independence, business, strategic and financial skills, as well as overall experience in the context of the needs of the Board of Directors as a whole. This committee functions under the Corporate Governance and Nomination Guidelines adopted by the Board of Directors, which serve as a “charter” for the Independent Directors. Any shareholder nominee, together with any information about the candidate’s qualifications, will be evaluated by the Independent Directors in their role as the Nominating Committee along with any other proposed candidates. The Independent Directors acting as the Nominating Committee consider candidates with the following qualifications (though they are not necessarily limited to candidates with such qualifications):

•	Chief executive officers or senior executives, particularly those with experience in finance, marketing, operations, and information technology.

•	Individuals representing diversity in gender and ethnicity.

•	Individuals who meet the current criteria to be considered as Independent Directors, and in particular, those who are “audit committee financial experts.”

•	Individuals who are community leaders in our markets.

The Independent Directors acting as the Nominating Committee selected each of the nominees included for election in this proxy statement.

Meeting Attendance

During 2004, the Boards of Directors of the Corporation and the Bank each met six times. All directors attended in excess of 75 percent of the aggregate of the total number of meetings of the Boards of Directors of the Corporation and the Bank (considered separately) and the total number of meetings held by all Corporation and Bank committees (considered separately) on which he served. First Indiana encourages all incumbent directors and director nominees to attend each annual meeting of shareholders. All of the director nominees, who were also directors during the 2004 fiscal year, attended First Indiana’s last Annual Meeting of shareholders held on April 21, 2004.

Compensation of Directors

For their services in 2004, the Directors of the Corporation and the Bank, other than Robert H. McKinney, Marni McKinney, and Robert H. Warrington, each received 600 shares of common stock of the Corporation from the 2002 Plan (as defined in footnote 5 under “STOCK OWNERSHIP BY DIRECTORS, OFFICERS, AND CERTAIN SHAREHOLDERS” in this proxy statement) as an annual retainer, plus cash in the amount of $2,000 per meeting of the full Board of Directors attended and $2,000 per committee meeting attended. The Audit Committee chair receives $3,000 per Audit Committee meeting attended. The 600 share annual retainer was fixed in December 2003, but was conditioned upon the director’s continued service and was not paid and did not become payable until January 3, 2005.

Under the 2002 Plan, the Corporation reserved 2,625,000 shares of its common stock for issuance upon the exercise of options granted under the 2002 Plan or outstanding under prior stock incentive plans. Under the plan, the Compensation Committee is authorized to construe, interpret, and implement the 2002 Plan, to select the eligible persons to whom awards will be granted, to determine the terms and provisions of such awards, and to amend outstanding awards. The Corporation granted options to purchase 1,000 shares to each outside director on April 21, 2004, in accordance with the plan. These options specified an option exercise price equal to the market price of the shares on the date of the 2004 Annual Meeting (April 21, 2004). The options specified a vesting date of April 21, 2005.

Under the Directors’ Deferred Fee Plan, directors of the Corporation may elect to defer all or any portion of the fees payable for attendance at a Board of Directors or committee meeting, other than the annual retainer payable in stock. The deferred fees then are contributed to a trust which, at the election of the director, buys the Corporation’s common stock with such fees or invests such fees in an interest-bearing account. Directors are not eligible to receive shares or cash held under the plan until they cease to be a director, officer, or employee of the Corporation. Amounts deferred are not taxable to the director until the trust distributes the cash or stock to the director. In the event of a change in control of the Corporation, amounts held under the plan are payable immediately in one lump sum.

Directors also may elect to contribute part or all of their fees (other than the annual retainer payable in stock) to the Stock Purchase Plan. As with other participants, the Bank matches such contributions (excluding any portion thereof in excess of 10 percent of the director’s pay) and purchases the Corporation’s common stock on the open market at the prevailing market price. The material features of the Stock Purchase Plan are described under the heading “EXECUTIVE COMPENSATION.”

Certain Transactions

The Bank offers its directors, officers, and employees a loan plan involving variable-rate mortgages, lines of credit, home equity loans, credit cards, and various installment loans with a lower interest rate (not below the

Bank’s cost of funds) and waiver of loan origination fees, and fixed-rate mortgage loans with waiver of loan origination fees only. Except as described above, all outstanding loans to directors, officers, and employees have been made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with non-affiliated persons, and did not involve more than the normal risk of collectibility or present other unfavorable terms. Management believes that these loans neither involve more than the normal risk of collectibility nor present other unfavorable features.

In December 2004, the Corporation reached an agreement with Anthem Insurance Companies, Inc., d/b/a Anthem Blue Cross and Blue Shield, which is a subsidiary of WellPoint, Inc., for the provision of health care and related services to the employees and retirees of the Corporation and the Bank. An independent consultant advised the Corporation in the selection of a healthcare provider, and Anthem was selected as a result of a competitive bid process. Michael L. Smith and William G. Mays serve on the Board of Directors of both the Corporation and WellPoint, Inc. Neither Mr. Smith nor Mr. Mays was involved in or compensated from the process to select a healthcare provider or the decision to enter into the agreement with Anthem.

Report of the Audit Committee

The Audit Committee of the Board of Directors is composed of four “independent directors” as that term is defined by the Nasdaq listing standards and Securities and Exchange Commission rules. The Board of Directors has determined that Phyllis W. Minott and Michael L. Smith are “audit committee financial experts” as defined by the Securities and Exchange Commission’s rules.

The Audit Committee operates under a written charter adopted by the Board of Directors, which details the responsibilities of the Audit Committee. The Audit Committee participated in the creation, review and assessment of its charter and, in accordance with the Nasdaq listing standards and the Securities Exchange Act of 1934, has determined that the charter is adequate. A copy of the Audit Committee Charter is available on First Indiana’s website (www.firstindiana.com) by selecting “Investor Relations” and then “Governance.”

The Audit Committee reviews the Corporation’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls and disclosure controls. In this context, in connection with the December 31, 2004, financial statements of the Corporation, the Audit Committee met and held discussions with management and the independent auditors. Management represented that the Corporation’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee reviewed and discussed the audited financial statements and related disclosures with management and the independent auditors, including a review of the significant management judgments underlying the financial statements and disclosures. The Audit Committee’s reviews and discussions with management and the independent auditor do not assure that the Corporation’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Corporation’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Corporation’s independent auditors are in fact “independent.” The Audit Committee has relied, without independent verification, on management’s representations that the financial statements have been prepared with integrity and objectivity and are presented in conformity with generally accepted accounting principles and on the representations of the independent auditor included in its report on the Corporation’s financial statements.

The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communications With Audit Committees), including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. In addition, the Audit Committee received the written disclosures and the letter from the independent auditors required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees) and discussed with the independent auditors the auditors’ independence from the Corporation and its management. In concluding that the auditors are independent, the Audit Committee considered, among other things, that the provision of services by the independent auditors for matters other than the annual audit and quarterly financial statement reviews were compatible with their independence.

The Audit Committee discussed with the Corporation’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee periodically meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Corporation’s internal controls and the overall quality of the Corporation’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Corporation’s annual report on Form 10-K for the year ended December 31, 2004, for filing with the Securities and Exchange Commission.

Audit Committee

Phyllis W. Minott, Chairman

Gerald L. Bepko

William G. Mays

Michael L. Smith

Fees to Independent Auditors for 2003 and 2004

The following table presents fees for professional services rendered by KPMG for the audit of the Corporation’s annual financial statements for 2004 and 2003 and fees billed for audit-related services, tax services, and all other services rendered by KPMG for 2004 and 2003.

	2004	2003
Audit Fees	$465,000	$330,000
Audit-Related Fees[1]	5,000	37,000
Tax Fees[2]	50,715	68,550
All Other Fees	—	—

[1]	Includes fees related to the audit of certain of the Corporation’s employee benefit plans in 2004 and the audits of certain of the Corporation’s employee benefit plans and non-tax consultation in connection with the acquisition of MetroBanCorp in 2003.
[2]	Includes fees for the preparation of certain tax returns in 2003 and 2004 and tax consulting primarily related to the acquisition of MetroBanCorp in 2003.

Engagement of the Independent Auditors and Approval of Services

In 2003 and 2004, prior to engaging the independent auditors to render the above services and pursuant to its charter, the Audit Committee approved the engagement for each of the services, and determined that the provision of such services by the independent auditors was compatible with the maintenance of KPMG’s independence in the conduct of its auditing services. Under its current charter, it is the policy of the Audit Committee to pre-approve the retention of the independent auditors for any audit services and for any non-audit services, including tax services.

EXECUTIVE COMPENSATION

Report of the Compensation Committee

The Compensation Committee furnished the following report on executive compensation for 2004.

General

In determining the compensation of executive officers, the Compensation Committee focuses on employee motivation and retention, cost management, and the demands of the market. It strives to achieve compensation equity among employees at all levels and to maintain an appropriate balance between executive pay and the creation of shareholder value.

Executive compensation must attract and retain well-qualified officers and motivate them to work as a team to achieve the Corporation’s strategic goals. To this end, executive officers are paid a competitive base salary and given opportunities to earn bonuses and other forms of variable compensation linked to individual and corporate performance. In general, the variable component of an executive’s compensation increases as the executive’s responsibilities increase.

Salaries

The Compensation Committee based the 2004 annual salaries of the Corporation’s executive officers on their individual performance and the results of surveys compiled by an independent compensation consultant. The consultant began with an analysis of survey data showing the compensation of executive officers at a sample of Midwest banks and utilized a regression analysis to correlate the data to the Corporation’s asset size. The consultant determined the weighted average salaries of executive officers of the survey banks and then calculated market average salaries. For 2004, the Compensation Committee increased the annual rates of base salary payable to continuing executive officers by an average of slightly more than 3 percent relative to their 2003 rates. This increase was commensurate with merit increases authorized for other employees. The 2004 annual salaries set for the Corporation’s continuing executive officers range from 90 percent to 110 percent of the market average salaries calculated by the consultant.

Incentive Programs

In order to tie executive compensation more directly to corporate performance, the Compensation Committee administers short and long-term incentive programs. These programs are designed to increase an executive officer’s total compensation to the extent specified individual and corporate performance goals are attained.

•	Short-Term Incentive Program—The Compensation Committee adopted a short-term incentive program for 2004 pursuant to which designated participants could earn cash bonuses equal to from 10 percent to 50 percent of their base compensation. For each participant, a portion of the bonus ranging from 30 percent to 100 percent was conditioned on the attainment of specified individual goals, and the remainder was conditioned on the Corporation’s attainment of specified levels of net income. The specified minimum level of net income for 2004 was not attained. Although it had reserved the right to withhold payment of the individual achievement as well as corporate achievement portions of all bonuses if the net income threshold was not attained, the Compensation Committee determined that certain participants who successfully completed their individually assigned specific goals for 2004 should receive up to 50 percent of their targeted bonuses.

•

Long-Term Incentive Programs—The Compensation Committee adopted a long-term incentive program in 2003 (the “2003-2005 Incentive Program”) pursuant to which designated participants could become vested in restricted stock awards or earn cash bonuses in the event specified corporate performance goals were attained within a three-year period ending December 31, 2005. This program was modified and continued in 2004, subject to shareholder approval of the Corporation’s 2004 Executive Compensation Plan (the “2004 Plan”). In 2004, the Compensation Committee adopted a second program (the “2004-2006 Incentive Program”), also subject to shareholder approval of the 2004 Plan, for Mr. Warrington, pursuant to which restricted and deferred stock awards may vest or be earned in the event specified performance goals are attained within a two-year period ending December 31, 2005, and a one-year period ending December 31, 2006. These programs and the awards made under them are described in greater detail in Proposal No. 3 of this proxy statement.

Equity Plans

In order to relate executive compensation to the Corporation’s overall performance and the market value of its capital stock, the Compensation Committee also administers equity plans pursuant to which executive officers may earn or purchase capital stock of the Corporation. In past years, the Compensation Committee granted stock options to a number of employees and awarded restricted stock only to the two or three highest paid executive officers. Also, it generally conditioned the vesting of restricted stock not only on the grantee’s continued service but also on the attainment of individual and/or corporate performance goals. Since 2002, all such grants have been made pursuant to the Corporation’s 2002 Plan (as defined in footnote 5 under “STOCK OWNERSHIP BY DIRECTORS, OFFICERS, AND CERTAIN SHAREHOLDERS” in this proxy statement). Based on its assessment of the comparative value of such grants in terms of retention, and based also on its consideration of the effect of accounting rule changes, the Compensation Committee in 2004 made grants to fewer employees, mostly in the form of restricted stock rather than in the form of stock options. The restricted stock grants (other than those made under the two long-term incentive programs) resembled prior-year stock option grants in that vesting was conditioned only on continued service and not also upon the attainment of performance goals. Also, the grants provide for the grantee to become fully vested if he is terminated by the Corporation without cause. Copies of the Restricted Stock Agreement form used in making these grants were filed with the SEC on December 27, 2004, as attachments to the Corporation’s Form 8-K Current Report dated December 22, 2004. The total number of shares subject to awards made under the 2002 Plan in 2004 was 237,500 shares, versus 307,509 shares in 2003.

Employees’ Stock Purchase Plan

The Compensation Committee administers the Stock Purchase Plan (as defined in footnote 2 under “STOCK OWNERSHIP BY DIRECTORS, OFFICERS, AND CERTAIN SHAREHOLDERS” in this proxy statement) pursuant to which directors and employees, including executive officers, may contribute a portion of their earnings to purchase capital stock of the Corporation at its market price. For 2004, the Corporation matched such contributions (to the extent they did not exceed 10 percent of the participant’s base compensation) at the rate of $1 for each $4 contributed. For additional information regarding this plan and the plan that has been adopted (subject to shareholder approval) to replace it, please see Proposal No. 2 of this proxy statement.

Compliance with Code Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), limits deductibility for federal income tax purposes of compensation in excess of $1,000,000 paid to certain executive officers, unless certain exceptions, including tying compensation to performance, are satisfied. The Compensation Committee intends to link executive compensation to performance, as described above, and to submit compensation plans for shareholder approval when necessary and appropriate, in order to maximize the deductibility of executive compensation to the Corporation. To that end, the Compensation Committee historically established and maintained salary levels and incentive plan standards in an effort to ensure such compensation will be deductible, and the committee believes that it can continue to manage the Corporation’s executive compensation arrangements, including long-term incentive programs, to ensure deductibility.

Stock Ownership Guidelines

The Corporation adopted management stock ownership objectives to be attained by officers and directors of the Corporation and the Bank. Each officer and director of the Corporation and the Bank is expected to own Corporation stock with a market value equal to a specified multiple of such officer’s or director’s base compensation. These multiples range from one times base compensation for branch managers and vice presidents, to three times base compensation for senior vice presidents, and five times base compensation for the Corporation’s Chairman, Vice Chairman, and President, as well as for the Corporation’s Board of Directors.

CEO Performance

CEO of the Corporation

Like the salaries of the Corporation’s other executive officers, Ms. McKinney’s 2004 salary was derived from the data compiled by the independent consultant. For her services as Vice Chairman and Chief Executive Officer of the Corporation, Ms. McKinney’s salary for 2004 was set at the same annual amount as her salary for 2003. For her additional services as Interim President and Chief Operating Officer of the Corporation and as Interim President and Chief Executive Officer of the Bank preceding the election of Robert H. Warrington to those offices effective June 1, 2004, the Compensation Committee granted her additional compensation in the amount of $83,333, which she elected to receive in the form of cash of $33,333 and 2,785 shares of the capital stock of the Corporation having a market value of $50,000 on the effective transfer date.

The Compensation Committee approved a bonus for Ms. McKinney in the amount of $48,750 under the annual incentive program for 2004.

In 2003, the Compensation Committee designated Ms. McKinney for participation in the 2003-2005 Incentive Program and awarded her 12,000 shares of restricted stock, the vesting of which was conditioned on her continued service and the attainment of specified corporate performance goals during a three-year period ending December 31, 2005. In 2004, the Compensation Committee modified and continued this award subject to shareholder approval of the Corporation’s 2004 Executive Compensation Plan. The modified award is for 19,500 shares instead of 12,000 shares but is considered by the Committee to have the same compensation value as the original award because it excludes the tax gross-up rights associated with the original award. The corporate performance goals, on which vesting of the award is conditioned, are expressed solely in terms of aggregate earnings per share for the three-year period ending December 31, 2005. At the time these goals were set, they were determined by the Compensation Committee to be appropriate. The terms and conditions of the 2003-2005 Incentive Program and of the shares of restricted stock issued to Ms. McKinney pursuant to the program are described in greater detail in Proposal No. 3 of this proxy statement.

In December 2004, the Compensation Committee granted an additional 5,000 shares of restricted stock to Ms. McKinney. The vesting of these shares is conditioned only on her continued service through December 22, 2009. The committee made this grant in connection with similar grants to other executive officers and based the grant on guidelines provided by the Committee’s independent consultant.

Ms. McKinney is a participant in the Corporation’s non-qualified supplemental pension benefit plan. The provisions of this plan and Ms. McKinney’s projected benefits under the plan are described in greater detail under the heading “Pension Plans,” in this proxy statement. In 2004, the Compensation Committee amended the agreement setting forth the terms of Ms. McKinney’s participation in this plan in order to recognize for benefit purposes her continuous service since September 1, 1985, her plan enrollment date, including her service from March 3, 1992, through December 31, 1993, at the request of the Bank, as an employee of an affiliate of the Bank. If her service continues until September 1, 2021 (her normal retirement date), this amendment will result in her having 36 years of credited benefit service at retirement instead of 34 years and 3 months. This change will increase her gross normal retirement benefit under the plan (the benefit as determined prior to the offset in respect of the benefit payable under the Corporation’s qualified defined benefit plan) by approximately 5.1 percent.

CEO of the Bank

In setting the terms and conditions of Mr. Warrington’s employment as the new President and Chief Executive Officer of the Bank and as the new President and Chief Operating Officer of the Corporation, the Compensation Committee retained an independent compensation consultant to determine the range of total compensation paid by comparable institutions to their highest paid executive officer, as well as the ranges of the fixed and variable components of such compensation. The 2004 annual rate of base salary set for Mr. Warrington was approximately 7.6 percent higher than the 2003 annual rate of base salary set for his predecessor and about midway between the median salary and the 75th percentile salary paid to chief executive officers by peer group institutions as determined by the consultant.

The Compensation Committee approved a bonus for Mr. Warrington in the amount of $150,000 under the annual incentive program for 2004.

The Compensation Committee also designated Mr. Warrington as a participant in the 2003-2005 Incentive Program and pursuant thereto granted him 19,500 shares of restricted stock and 12,000 deferred shares. Vesting of the restricted shares is conditioned upon the Corporation’s attainment of specified base level performance goals for the three-year period ending December 31, 2005. Issuance of the deferred shares is conditioned upon the Corporation’s attainment of specified higher, “extra achievement” level performance goals for that three-year period. The base level and extra achievement level performance goals all are expressed solely in terms of the per share earnings of the Corporation.

In addition to the restricted and deferred shares granted to Mr. Warrington pursuant to the 2003-2005 Incentive Program, the Compensation Committee granted Mr. Warrington an additional 8,000 shares of restricted stock and an additional 8,000 deferred shares pursuant to the 2004-2006 Incentive Program. Vesting of the restricted shares is conditioned upon the Corporation’s attainment of a specified base level performance goal for the two-year period ending December 31, 2005, and specified base level performance goals for 2006. Issuance of the deferred shares is conditioned upon the Corporation’s attainment of the specified base level performance goal for the two-year period ending December 31, 2005, and specified higher, “extra achievement” level performance goals for 2006. The base level and extra achievement level performance goals all are expressed solely in terms of the per share earnings of the Corporation.

Under both the 2003-2005 Incentive Program and the 2004-2006 Incentive Program, the vesting of the restricted shares and the issuance of the deferred shares also is conditioned upon Mr. Warrington’s continued service through December 31, 2006. Mr. Warrington will receive dividends on the restricted shares while they remain outstanding. After December 31, 2005, he will receive dividend equivalents in respect of the deferred shares while the awards remain outstanding. The restricted shares were issued after the record dates for the dividends paid by the Corporation for the second and third quarters of 2004. To compensate Mr. Warrington for the loss of these dividends in respect of 20,000 of his restricted shares, the Compensation Committee authorized a special cash payment to Mr. Warrington in the amount of $6,600.

In December 2004, the Compensation Committee granted an additional 10,000 shares of restricted stock to Mr. Warrington. The vesting of these shares is conditioned only on his continued service through December 22, 2009. The committee made this grant in connection with similar grants to other executive officers and based the grant on guidelines provided by the Committee’s independent consultant.

In addition to the foregoing incentives, the Compensation Committee made an inducement grant to Mr. Warrington of 100,000 stock options, effective as of his June 1, 2004, employment date.

The following table summarizes equity compensation plan information.

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	1,074,740	$17.14	881,696
Equity compensation plans not approved by security holders	—	—	—

Total	1,074,740	$17.14	881,696

Compensation Committee

Gerald L. Bepko, Chairman

Anat Bird

Pedro P. Granadillo

Phyllis W. Minott

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Compensation Committee Interlocks and Insider Participation

As noted above, the Compensation Committee members are Gerald L. Bepko, Anat Bird, Pedro P. Granadillo, and Phyllis W. Minott, all of whom are independent directors under Nasdaq listing standards. No member of the Compensation Committee is or was formerly an officer or an employee of the Corporation or its subsidiaries. No executive officer of the Corporation or its subsidiaries serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Corporation’s Board of Directors, nor has such an interlocking relationship existed in the past.

Performance Graph

The following line graph compares the cumulative total shareholder return on the common stock of the Corporation over the last five fiscal years with the cumulative total return of the Nasdaq Stock Market Index and the cumulative total return of the Nasdaq Bank Index over the same period.

Summary

The following table sets forth the compensation awarded to, earned by, or paid to the Chief Executive Officer and the Corporation’s four most highly compensated executive officers (collectively, the “Named Executive Officers”) during the last three fiscal years.

Summary Compensation Table

Name and Principal Position	Year	Annual Compensation				Long-Term Compensation					All Other Compensation
						Awards			Payouts
		Salary	Bonus	Other Annual Compensation		Restricted[4] Stock Awards		Securities Underlying Options (#)	LTIP Payouts
Marni McKinney Vice Chairman, Chief Executive Officer of the Corporation and Chairman of the Bank	2004 2003 2002	$408,333[1] 325,000 295,000	$48,750 — —	$	— — —		$272,050[2,3] 229,680 —	— 17,000 48,249	$	— — —	$21,971[6] 11,105 10,787

Robert H. Warrington President and Chief Operating Officer of the Corporation; President and Chief Executive Officer of the Bank	2004 2003 2002	$259,865[5] — —	$150,000 — —	$	— — —		$801,100[7,8] — —	100,000 — —	$	— — —	$27,250[9] — —

David L. Maraman Chief Credit Officer and Senior Vice President	2004 2003 2002	$222,000 89,307[11] —	$44,000 20,400 —	$	— — —	$	— 1,683,635[12] —	— — —	$	— — —	$72,140[10] 3,442 —

Robert H. McKinney Chairman of the Corporation	2004 2003 2002	$220,000 220,000 220,000	$33,000 — —	$	— — —		$154,200[2] 229,680 —	— 17,000 48,249	$	— — —	$15,859[13] 5,428 5,718

William J. Brunner Vice President, Chief Financial Officer and Treasurer of the Corporation; Senior Vice President of the Bank’s Financial Management Division and Chief Financial Officer of the Bank	2004 2003 2002	$212,000 203,000 194,300	$42,400 45,300 —	$	— — —		$235,700[7] — —	— 5,000 14,373	$	— — —	$8,110[14] 6,604 6,465

[1]	Ms. McKinney served as Interim President and Chief Operating Officer of the Corporation and Interim President and Chief Executive Officer of the Bank through June 1, 2004. She received additional compensation consisting of $33,333 cash and 2,785 shares of stock on May 14, 2004, having a market value of $50,000 on the effective transfer date.
[2]	Represents the market value on the date of grant of 7,500 shares of restricted stock granted to each of Ms. McKinney and Mr. McKinney under the Corporation’s 2004 Executive Compensation Plan and the 2002 Plan. The restricted stock (1) had a market value of $154,200 on October 20, 2004, (date of grant) and (2) will vest on December 31, 2005, if the Corporation attains certain performance targets established by the Compensation Committee and/or the Board of Directors.
[3]	Represents the market value on the date of grant of 5,000 shares of restricted stock granted to Ms. McKinney under the 2002 Plan. The restricted stock (1) had a market value of $117,850 on December 22, 2004 (date of grant) and (2) will vest on December 22, 2009.
[4]	Dividends are paid on the Restricted Stock Awards as they become due.
[5]	Mr. Warrington’s salary includes wages from June 1, 2004, through December 31, 2004.

[6]	Consists of a $9,271 contribution by the Bank to the Stock Purchase Plan, a $3,250 contribution by the Bank to Ms. McKinney’s account in the Bank’s 401(k) Plan, and $9,450 of restricted stock dividends.
[7]	Represents the market value on the date of grant of 10,000 shares of restricted stock granted to each of Mr. Brunner and Mr. Warrington under the 2002 Plan. The restricted stock (1) had a market value of $235,700 on December 22, 2004, (date of grant) and (2) will vest on December 22, 2009.
[8]	Represents the market value on the date of grant of 27,500 shares of restricted stock granted to Mr. Warrington under the Corporation’s 2004 Executive Compensation Plan and the 2002 Plan. The restricted stock (1) had a market value of $565,400 on October 20, 2004 (date of grant) and, (2) will vest on December 31, 2006, if the Corporation attains certain performance targets established by the Compensation Committee.
[9]	Consists of a $6,295 contribution by the Bank to the Stock Purchase Plan, a $3,250 contribution by the Bank to Mr. Warrington’s account in the Bank’s 401(k) Plan, $4,950 of restricted stock dividends, and $12,755 for moving expenses.
[10]	Consists of a $6,267 contribution by the Bank to the Stock Purchase Plan, a $3,250 contribution by the Bank to Mr. Maraman’s account in the Bank’s 401(k) Plan, the payment by the Bank of $1,260 for term life insurance premiums, and $61,363 of restricted stock dividends.
[11]	Mr. Maraman’s salary includes wages from July 23, 2003, through December 31, 2003.
[12]	Represents the market value on the date of grant of 90,909 shares of restricted stock granted to Mr. Maraman under the 2002 Plan. The restricted stock had a market value of $1,683,635 on July 9, 2003 (date of grant), and provisions of the restricted stock awards were amended as of December 29, 2004. Effective with the amendment, 24,912 shares of restricted stock were forfeited (with a market value on date of forfeiture of $560,769) and the vesting schedule for the remaining 65,997 shares was modified and is as follows: (1) 16,099 shares vested on January 3, 2005, (with a market value on the date of vesting of $354,178), (2) 2,083 shares will vest on July 9, 2007, (3) 18,182 shares will vest on July 9, 2008, (4) 18,182 shares will vest on July 9, 2009, (5) 8,956 shares will vest on July 9, 2010, and (6) 2,495 shares will vest on July 9, 2011.
[13]	Consists of a $3,319 contribution by the Bank to the Stock Purchase Plan, a $3,090 contribution by the Bank to Mr. McKinney’s account in the Bank’s 401(k) Plan, and $9,450 of restricted stock dividends.
[14]	Consists of a $3,600 contribution by the Bank to the Stock Purchase Plan, a $3,250 contribution by the Bank to Mr. Brunner’s account in the Bank’s 401(k) Plan, and the payment by the Bank of $1,260 for term life insurance premiums.

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Stock Options

The following table sets forth certain information with respect to stock options granted to the Named Executive Officers during the last fiscal year. The Potential Realizable Value columns on the right of this table assume that the value of the underlying stock will appreciate each year at the specified percentages. No awards were made to the Named Executive Officers other than those listed below.

OPTION GRANTS IN THE LAST FISCAL YEAR

	Individual Grants
Name	Number of Securities Underlying Options/SARs Granted	% of Total Options/ SARs Granted to Employees in Fiscal Year		Exercise or Base Price ($/Share)	Grant Date Market Price ($/Share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
							0%	5%	10%
Robert H. Warrington	20,428 79,572	16.92 65.90	% %	$19.58 19.58	$19.58 19.58	5-31-14 5-31-14	0 0	$251,545 979,830	$637,465 2,483,083

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The following table sets forth on an aggregate basis each exercise of stock options during fiscal year 2004 by each of the Named Executive Officers and the 2004 year-end value of the unexercised options of each such executive officer.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND

FISCAL YEAR-END OPTION VALUES

Name	Shares Acquired on Exercise (#)	Value Realized	Number of Securities Underlying Unexercised Options at FY-End		Value of Unexercised In-the-Money Options at FY-End
			Exercisable	Unexercisable	Exercisable	Unexercisable
Marni McKinney	16,666	$178,512	203,701	—	$1,312,472	$—
Robert H. Warrington	—	—	—	100,000	—	293,000
David L. Maraman	—	—	—	5,000	—	22,100
Robert H. McKinney	15,082	88,218	174,564	—	956,757	—
William J. Brunner	—	—	—	28,122	—	129,305

Name	Shares Underlying Options When Market Price Exceeded Exercise Price	Shares Underlying Options When Exercise Price Exceeded Market Price
Marni McKinney	203,701	—
Robert H. Warrington	—	—
David L. Maraman	—	—
Robert H. McKinney	174,564	—
William J. Brunner	—	—

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Long-Term Plan

Long-term incentive awards were made under the Corporation’s 2004 Executive Compensation Plan, subject to shareholder approval of that plan. All but three of these awards were made in tandem with restricted shares grants under the Corporation’s 2002 Plan and are reported under the Restricted Stock Awards column of the Summary Compensation Table in this proxy statement. Of the three remaining awards, two were made to Mr. Warrington in tandem with deferred shares awards under the 2002 Plan and one was the award of a cash-denominated bonus opportunity to Mr. Brunner, replacing a previous award to Mr. Brunner under the Long-Term Plan. The awards will vest or become payable on specified dates, contingent on the grantee’s continued service and the attainment of specified earnings per share targets during the applicable performance periods. The awards are described more fully in “Benefits under the 2004 Plan” within Proposal No. 3 of this proxy statement. Specific information respecting the awards is shown in the following table.

Name	Number of Shares or Cash Amount	Performance Period	Vesting Date	Base Level[1]	Extra Achievement Level[1]
Robert H. Warrington	12,000 shares	2003 - 2005	12/31/06	0	12,000 shares
Robert H. Warrington	8,000 shares	2004 - 2006	12/31/06	0	8,000 shares
William J. Brunner	$104,500	2003 - 2005	12/31/05	$104,500	n/a

[1]	The base level and extra-achievement level targets are set forth as a range, with the full award being payable in the event a specified maximum earnings per share target is achieved, and with a pro rata portion of the award being payable to the extent a specified minimum earnings per share target is exceeded.

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Pension Plans

The following table sets forth, in specified compensation and years of service classifications, the estimated annual benefits payable upon retirement at age 65 under the Bank’s non-contributory, qualified defined benefit pension plan (the “Qualified Plan”), as supplemented by the supplemental benefit plan adopted by the Bank on January 17, 1992 (the “Supplemental Plan”) (the Qualified Plan and the Supplemental Plan are collectively referred to as the “Plans”). While the table shows the annual benefit payable for life with 10-years certain, participants may elect to receive the present value of the entire benefit in one lump sum, among other payment options.

PENSION PLAN TABLE1

Covered Compensation	10 Years’ Benefit Service	20 Years’ Benefit Service	30 Years’ Benefit Service	40 Years’ Benefit Service
$100,000	$17,686	$35,372	$53,057	$70,743
120,000	21,686	43,372	65,057	86,743
140,000	25,686	51,372	77,057	102,743
160,000	29,686	59,372	89,057	118,743
180,000	33,686	67,372	101,057	134,743
200,000	37,686	75,372	113,057	150,743
220,000	41,686	83,372	125,057	166,743
240,000	45,686	91,372	137,057	182,743
260,000	49,686	99,372	149,057	198,743
280,000	53,686	107,372	161,067	214,743
300,000	57,686	115,372	173,057	230,743
320,000	61,686	123,372	185,057	246,743
340,000	65,686	131,372	197,057	262,743
360,000	69,686	139,372	209,057	278,743
380,000	73,686	147,372	221,057	294,743
400,000	77,686	155,372	233,057	310,743
500,000	97,686	195,372	293,057	390,743
600,000	117,686	235,372	353,057	470,743
700,000	137,686	275,372	413,057	550,743
800,000	157,686	315,372	473,057	630,743

[1]	Amounts shown are based on an assumed Social Security integration base of $46,284.

Special death benefits are provided under the Supplemental Plan to Ms. McKinney and Mr. McKinney. This death benefit equals three times their respective highest annual rates of salary, grossed up for income taxes at the highest applicable marginal rate in effect at the time of death, and is payable when they die, and without regard to when they separate from service.

The annual retirement benefit displayed in the Pension Plan Table is the product of (1) the participant’s number of years of credited benefit service, multiplied by (2) the sum of 1.5 percent of that portion of the participant’s covered compensation that does not exceed the Social Security integration base for the participant plus 2 percent of the participant’s covered compensation that exceeds such integration base. Compensation covered by the Supplemental Plan is the sum of the average of a participant’s annualized rate of base salary (as reported in the Salary column of the Summary Compensation Table) for the five consecutive years of employment which produce the highest such average, plus the annual average of all bonuses (including both the Bonus and the LTIP Payouts columns as reported in the Summary Compensation Table, and including the market value on the date of vesting of any restricted stock grants, but excluding any tax gross-up payments associated with restricted stock grants) paid to the participant for the three consecutive years, out of the nine years next preceding the participant’s retirement, which produce the highest such average. As of January 1, 2005, the number of years of credited benefit service and the compensation covered by the Supplemental Plan (based on average annual salaries for the five highest consecutive years (2000-2004) and average annual bonuses for the three highest consecutive years out of the last nine years) for each of the Named Executive Officers, other than Mr. Warrington who will not begin to accrue benefit service or benefits under the Plans until June 1, 2005, when he completes 12 months of eligibility service, were as follows: Marni McKinney, 18 years—$427,825; Robert H. McKinney, 49 years—$439,770; William J. Brunner, 3 years—$216,250; and David A. Maraman, 1 year, $242,400. The three-year period in which the average annual bonus of such Named Executive Officers was highest was 1996-1998 in the case of Mr. McKinney, 1999-2001 in the case of Ms. McKinney, and 2002-04 in the case of Mr. Brunner and Mr. Maraman.

Since Robert H. McKinney is over the age of 65 and has not yet commenced receiving benefits under the Plans (except required minimum distributions under the Qualified Plan), and since he is entitled to a retirement benefit under the Supplemental Plan in addition to the standard benefit, the foregoing pension table does not provide a basis for estimating his projected annual benefits under the Plans. In 2004, Mr. McKinney received $134,892 in required minimum distributions under the Qualified Plan. When Mr. McKinney retires on April 20, 2005, he could elect to receive a lump sum distribution of about $1.218 million on May 1, 2005 in payment of the balance of his benefits under the Qualified Plan. In addition, he would commence receiving benefits under the Supplemental Plan for life or 15-years certain on that date. The annual amount of these benefits, if payable in monthly installments would be about $385,392. However, pursuant to a distribution election made in 1997, he actually would receive benefits in eight annual installments, commencing May 1, 2005, based on the then lump-sum equivalent of such 15-year certain life annuity benefit. This benefit is in addition to the special benefit payable under the Supplemental Plan at his death.

Employment Agreements

Ms. McKinney, Mr. Warrington, Mr. McKinney, Mr. Brunner, and Mr. Maraman are parties to agreements which provide for certain benefits if the executive officer’s employment is terminated upon or following a change in control (as defined in the applicable agreement), other than a termination with cause (as defined in the applicable agreement) and prior to the close of their respective employment terms, other than a termination with cause (as defined in the applicable agreement) or a termination by the officer without good reason (as defined in the applicable agreement). In such a case, the officer would be entitled to a pro rata portion of his target annual bonus for the year that includes his termination date and a severance payment equal to the product of his then annual rate of total compensation times the number of years remaining in his employment term at the time of termination. For this purpose, total compensation includes the officer’s annual base salary and target annual bonus and, in the case of Mr. Brunner and Mr. Maraman, the annual cost to the Corporation of the benefits for which the officer is eligible under the Corporation’s group health plans. The agreements with Ms. McKinney, Mr. Warrington, and Mr. McKinney provide for three-year employment terms, and the agreements with Mr. Brunner and Mr. Maraman provide for one-year employment terms. However, the agreements provide for daily extensions of the stated employment term so that the remaining term always equals the original term, subject to the Corporation’s right to stop further extension by giving the officer 30-days written notice to such effect.

In addition to receiving the foregoing severance payment and a pro rata portion of his target annual bonus for the year that includes his termination date, the agreements provide for the officers to receive payment of a lump sum equal to the present value of the additional benefits (to the extent attributable to employer contributions) the officer would have accrued under the Corporation’s savings and retirement plans had the officer’s employment continued until the end of the officer’s then current employment term. The agreements with Ms. McKinney, Mr. Warrington, and Mr. McKinney also provide for them to be able to continue their participation and the participation of their eligible dependents in the Corporation’s group health plans for the remainder of their then current employment terms or until they become eligible for coverage under the group health plans of another employer.

Other Arrangements

The Named Executive Officers are eligible to participate in the Corporation’s generally applicable qualified 401(k) and defined benefit pension plans and may receive benefits from these plans upon or following their termination of employment. They also are eligible to participate in the Corporation’s non-qualified supplemental pension plan and may receive benefits upon or following their termination under that plan as well. (For additional information respecting the benefits payable to such officers under the qualified defined benefit and supplemental plans, see the discussion under “Pension Plans” within this proxy statement). In the event of a change in control (as defined in the officer’s employment agreement), the supplemental pension plan provides for an officer’s supplemental plan benefit to become fully vested. (Ms. McKinney and Mr. McKinney already are fully vested in their benefits under the supplemental pension plan.)

Under certain circumstances, stock grants outstanding to an officer may become fully vested in the event of a change in control or the officer’s termination of service upon or following such an event. With respect to the restricted and deferred share grants outstanding to Ms. McKinney, Mr. Warrington, and Mr. McKinney under the 2003-2005 Incentive Program and the 2004-2006 Incentive Program, see the discussion in “Benefits under the 2004 Plan” within Proposal No. 3 in this proxy statement. The award agreements for other restricted share grants outstanding to Named Executive Officers provide in general for the grantee to receive substituted restricted shares in the event of a change in control and for all restrictions on the original or substituted shares to lapse in the event the officer’s service is terminated by the Corporation or its successor without cause or by the grantee for good reason upon or following a change in control. (In the case of grants made in 2004, such agreements provide for all restrictions to lapse in the event the grantee’s service is terminated by the Corporation without cause, whether or not such termination coincides with or follows a change in control.) Stock options outstanding to Ms. McKinney and Mr. McKinney in general provide for them to receive substituted options in the event of a change in control. Stock options outstanding to the other Named Executive Officers in general provide for the options to be cashed out on a fully vested basis in the event of a change in control.

The Board of Directors unanimously recommends that shareholders vote FOR the following proposal.

PROPOSAL NO. 2:    APPROVAL OF THE FIRST INDIANA

CORPORATION EMPLOYEES’ STOCK PURCHASE PLAN

Subject to the approval of the Corporation’s shareholders, the Board of Directors adopted the First Indiana Corporation Employees’ Stock Purchase Plan (the “ESPP”). As described below, the ESPP would provide employees and directors opportunities and incentives to acquire ownership interests in the Corporation similar to those provided under the existing Stock Purchase Plan (as defined in footnote 2 under “STOCK OWNERSHIP BY DIRECTORS, OFFICERS, AND CERTAIN SHAREHOLDERS” in this proxy statement and for the purposes of this section referred to as the “Prior Plan”), a non-shareholder approved plan that was scheduled to terminate on December 31, 2005, but now will terminate on the effective date of the ESPP, provided the ESPP is approved by the shareholders and becomes effective prior to December 31, 2005. Shareholder approval of the ESPP is sought to satisfy the requirements of the Nasdaq regarding shareholder approval of equity plans.

The ESPP replaces the Prior Plan. Shares of Corporation common stock and uninvested cash credited to participants’ accounts under the Prior Plan will be transferred and credited to accounts for such participants under the ESPP.

The ESPP provides for the purchase of up to 750,000 shares of Corporation common stock. For this purpose, shares are considered to be issued when they are purchased. Shares purchased under the Prior Plan prior to the effective date of the ESPP do not count against the foregoing share limit. In the event of stock dividends, stock splits, and other capital changes affecting the Corporation’s common stock, the foregoing share limit will be adjusted appropriately.

The following summary of the ESPP is qualified in its entirety by reference to the full text of the ESPP, which is set forth in Exhibit A to this proxy statement.

General Plan Information

The purpose of the ESPP is to offer eligible employees and directors of the Corporation and its subsidiaries the opportunity to acquire ownership interests in the Corporation, and by supplementing employee and director contributions with matching Corporation contributions on the participants’ behalf, to give such participants a direct stake in the success of the Corporation.

The Corporation may at any time suspend, amend, or terminate the ESPP, effective as of the first day of any calendar month subsequent to the Corporation’s action. The ESPP will expire on the tenth anniversary of the date on which it is approved by the Corporation’s shareholders. Unless the shareholders approve an extension of the ESPP, no participant or matching contributions will be accepted and no Corporation common stock will be purchased after such tenth anniversary.

The ESPP is administered by the committee designated by the Board of Directors of the Corporation (the “Committee”), which may make such changes in and additions to the ESPP as it may deem advisable and in the best interests of the Corporation. The Committee’s interpretation and construction of any provision of the ESPP are final and conclusive. The Committee will determine the eligibility of employees and directors to participate in the ESPP, determine how contributions by the Corporation are to be allocated among participants, receive and act upon claims for benefits under the ESPP, and decide any disputes that may arise under the terms of the ESPP. It will maintain individual accounts for each participant showing the contributions made by or on behalf of the participant and the number of shares of the Corporation’s common stock (to the third decimal) allocated under the ESPP to the participant. The Committee will have all powers necessary to administer the ESPP in accordance with its terms, including the power to construe the ESPP and the power to make rules and regulations for the administration of the ESPP. The Committee may, upon approval of a majority of its members, allocate among any of its members or delegate to any other person, firm, or corporation any of its responsibilities.

The assets of the ESPP are held and administered by the Trustee (as defined below) in accordance with a trust agreement executed by and between the Corporation and the Trustee. The trust created by such trust agreement forms a part of the ESPP. The Trustee is responsible for the management and investment of the assets of the ESPP in accordance with the trust agreement.

The Corporation has designated a trustee of the ESPP (the “Trustee”) but retains the right to change that designation in its discretion. The Trustee must be a person or financial institution empowered to act as Trustee under Indiana law. Apart from administering the details of the ESPP as otherwise provided in the ESPP, the Corporation does not possess any control or influence, directly or indirectly, over the timing or amount of purchases of common stock made by the Trustee under the ESPP, the price to be paid, or the selection of the broker or dealer through or from whom the purchases are to be made. The Trustee will hold as trustee all funds received by it under the ESPP for the benefit of the participants and, until delivery thereof to the participants, all shares of the Corporation’s stock acquired by the Trustee under the ESPP. No interest will be paid by the Trustee on any funds held by it under the ESPP.

Eligible Participants

All employees and directors of the Corporation and its direct and indirect subsidiaries who have been in the service of the Corporation or any of such subsidiaries for a continuous six month period are eligible to participate in the ESPP. The Corporation may waive the six months of service requirement for particular employees and directors. As of February 9, 2005, there were about 550 employees and directors who would be eligible to participate in the ESPP.

Any authorized temporary absence from active service without pay by reason of disability, layoff, vacation, military, or other authorized absence will not affect an employee’s or director’s eligibility; and in the event of such an absence while an employee or director is participating in the ESPP, he may, at his option, deposit currently a sum or sums equal to the amount which would have been deducted during such temporary absence. In such event, required federal, state, and local withholding taxes on applicable Corporation contributions normally withheld from the participant’s earnings, will, in the absence of such earnings, be withheld from such applicable Corporation contributions.

The ESPP has not become effective, and the benefits that may be paid under the ESPP are not currently determinable. For the calendar year 2004, matching contributions of $182,000 were made under the Prior Plan. These matching contributions, to the extent made on behalf of Named Executive Officers, are included in the “All Other Compensation” column of the Summary Compensation Table in this proxy statement.

Purchase of Stock Pursuant to the ESPP

Participants may have up to 100 percent of their earnings withheld and contributed to the ESPP. For this purpose, the ESPP defines “earnings” to mean (1) in the case of employees, the participant’s regular salary or wages plus a percentage of the participant’s commissions and (2) in the case of non-employee directors, all retainer, meeting and other fees payable to the participant for his service as a member or officer or the Board of Directors or any of its committees, excluding any such fees payable in Corporation common stock.

The Corporation will make matching contributions, on behalf of each participant, in an amount dependant upon whether the Corporation meets certain performance objectives. If the Corporation meets specified performance objectives for a calendar year as determined in the sole discretion of the Corporation, it will match each participant’s contribution made during the subsequent plan year at a ratio of one dollar to each three dollars contributed by the participant. If the Corporation fails to meet such objectives for the calendar year, contributions made by each participant during the subsequent plan year will be matched at a ratio of one to four. The performance objectives are set by the Corporation on a calendar year basis and established for each calendar year within the first quarter of such calendar year. The plan year begins each year at the start of the second calendar quarter and ends at the close of the first calendar quarter of the next succeeding calendar year. The foregoing one to three and one to four ratios are maximums. Notwithstanding such ratios, and notwithstanding the attainment of specified performance objectives, the Corporation may reduce or eliminate its matching contribution in respect of any calendar quarter by giving eligible employees and directors notice to such effect prior to the beginning of such calendar quarter. The maximum amount of each participant’s contribution for a pay period that the Corporation will consider for the purpose of matching contributions will be an amount no greater than 10 percent of each such participant’s earnings for such pay period.

After initial enrollment in the ESPP, a participant may increase or decrease the amount of the participant’s contribution by submitting a new payroll deduction or withholding authorization to the Corporation. The Corporation will implement the new election as soon as reasonably practicable.

The Trustee of the ESPP will use participants’ contributions, plus the Corporation’s matching contributions, to purchase common stock of the Corporation. The stock will be purchased at prevailing market prices, within the bid and asked price as quoted by Nasdaq. The Trustee, or a broker selected by the Corporation to assist the Trustee (the “Broker”), may purchase shares on the open market or from its own account in the event it is making a market in the Corporation’s shares. Dividends paid on a participant’s shares, including any fractional share, will be credited to the participant’s account and used to purchase additional shares for the participant.

A participant may discontinue his or her contributions by written notice to the Committee. Withholdings from the participant’s earnings will stop not more than 15 days later. If a participant withdraws from the ESPP, stock certificates representing full shares, and the cash value of any fractional share, will be delivered to the participant, or the participant may elect to have the Broker sell the participant’s shares and distribute cash to the participant. Participants who withdraw generally may not participate again until the beginning of the next calendar quarter.

A participant may request the Trustee to distribute 20 or more shares of the stock that have been purchased for the participant at any time. A participant may also ask the Broker to sell some or all of the participant’s shares and distribute the cash proceeds to the participant. The Committee will provide forms for this purpose.

The Corporation pays all brokerage fees and administrative costs of the ESPP.

Participants will receive periodic reports regarding contributions to, distributions from, and the status of their accounts under the ESPP. The reports will be sent as soon as possible after the close of each calendar quarter. Participants will be entitled to receive annual reports, proxy statements, and any other literature distributed by the Corporation to its shareholders upon the participant’s request. The Trustee will exercise all voting rights pertaining to shares of stock held by the Trustee. The Trustee will vote shares of stock held on behalf of a participant in accordance with any written instructions from the participant.

Income Tax Consequences

Employees and directors derive no special tax benefits by virtue of their participation in the ESPP. Matching contributions made by the Corporation are taxable as ordinary income to the participants on whose behalf they are made, are deductible by the Corporation, and are subject to withholding for social security taxes and applicable federal, state, and local taxes. Shares purchased through the ESPP have a “tax basis” equal to the shares’ cost at the time they were purchased by the ESPP’s Trustee or by the Broker selected by the Trustee. When the shares are sold, they will be taxed as though the participant had privately purchased the shares. This taxation applies whether the participant sells the shares after they have been distributed to the participant by the Trustee or they are sold by the Broker who then distributes the cash proceeds to the participant. A participant will be taxed on the excess of the sales price over the tax basis of shares sold as capital gain. The capital gain will be short-term if the sale occurs within one year after the date the shares are purchased for the participant and as long-term if the sale occurs more than one year after the date of purchase. Long-term capital gains are taxed differently from regular income, and, depending upon the participant’s income, may be taxed at a lower rate. Social security taxes and income tax withholding do not apply to capital gains. However, to avoid penalties, a participant may be required to make estimated quarterly federal and state income tax payments.

Cash dividends and other cash distributions received by the Trustee on stock held in the ESPP will be applied to the purchase of additional shares. Such dividends and distributions will be taxed at rates that apply to net capital gain to the extent they are “qualified” within the meaning of section 1(h)(11)(B)(i) of the Code and at the rates that apply to ordinary income to the extent they are not.

Tax consequences may vary depending upon individual circumstances.

The ESPP is not designed to qualify under section 401(a), 422, or 423 of the Code and is not considered to be an employee benefit plan subject to the Employee Retirement Income Security Act of 1974 (“ERISA”).

Withdrawal from the ESPP; Assignment of Interest

A participant may withdraw from the ESPP at any time upon written notice to the Committee; in which case, his payroll deductions and any otherwise applicable matching Corporation contributions are discontinued on such date as the Corporation in its sole discretion may determine or as soon as practicable. Any participant who is no longer eligible to participate in the ESPP will be considered to have withdrawn from the ESPP automatically as of the date the participant is no longer eligible.

Participants may make withdrawals from their accounts but may not pledge, assign, or transfer their accounts or any assets held therein and not withdrawn.

Comparison to Prior Plan

The ESPP differs from the Prior Plan in the following, among other, respects:

The designated plan sponsor is the Corporation instead of the Bank.

Employees may contribute up to 100 percent of their earnings instead of 10 percent. However, employer matching contribution continues to be made only in respect of employee contributions of up to 10 percent.

The Prior Plan provides for a mandatory suspension of matching contributions if the Bank fails to make a profit for a particular accounting quarter. The ESPP drops this requirement but allows the Corporation to reduce or eliminate the matching contribution in respect of any calendar quarter by giving participants a notice to such effect before the beginning of such quarter.

The ESPP sets a limit of 750,000 shares on the number of shares that may be purchased under the plan. The Prior Plan had no such limit.

Vote Required for Approval

The affirmative vote of a majority of the voting power represented at the Annual Meeting and entitled to vote on the proposal is required for approval.

The Board of Directors unanimously recommends that shareholders vote FOR the following proposal.

PROPOSAL NO. 3:    APPROVAL OF THE FIRST INDIANA

CORPORATION 2004 EXECUTIVE COMPENSATION PLAN

Subject to the approval of the Corporation’s shareholders, our Board of Directors adopted the First Indiana Corporation 2004 Executive Compensation Plan (the “2004 Plan”). As described below, the 2004 Plan would provide cash and non-cash incentives to executives, key employees, and directors similar to those previously provided under the Corporation’s 2002 Plan (as defined on footnote 5 under “STOCK OWNERSHIP BY DIRECTORS, OFFICERS, AND CERTAIN SHAREHOLDERS” in this proxy statement) and Long-Term Plan (as defined on footnote 8 under “STOCK OWNERSHIP BY DIRECTORS, OFFICERS, AND CERTAIN SHAREHOLDERS” in this proxy statement) (together with the 2002 Plan, the “Existing Plans”). Shareholder approval of the 2004 Plan is sought for regulatory and tax purposes, including qualification of the 2004 Plan under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

The 2004 Plan will replace the 2002 Plan upon its approval by the shareholders. Pending such approval, stock options, restricted or deferred shares, and other equity grants will continue to be made under the 2002 Plan. Thus, the provisions of the 2004 Plan relating to equity grants become effective only upon shareholder approval of the 2004 Plan.

The provisions of the 2004 Plan relating to performance measures, setting and communicating performance goals, determining whether performance goals have been satisfied and administering non-equity incentive awards became effective and replaced the Long-Term Plan effective October 20, 2004. In the case of equity awards conditioned upon satisfaction of performance requirements, these provisions apply not only to equity awards made under the 2004 Plan after its approval by the shareholders but also to equity awards made under the 2002 Plan on or after October 20, 2004, and before such approval. If the shareholders fail to approve the 2004 Plan, all awards that have been made under the 2002 Plan on or after October 20, 2004, and that are subject to the satisfaction of performance requirements will be forfeited.

The 2004 Plan provides for the issuance of up to 801,000 shares of Corporation common stock. This is approximately the number of shares that otherwise would be available for issuance under the 2002 Plan, even if none of the awards currently outstanding under the 2002 Plan were forfeited or settled otherwise than in shares of Corporation common stock. Upon shareholder approval of the 2004 Plan, the Corporation no longer will issue awards under the 2002 Plan. Thus, approval of the 2004 Plan will not have the effect of increasing the number of shares of Corporation common stock available for issuance under equity compensation plans.

The following summary of the 2004 Plan is qualified in its entirety by reference to the full text of the 2004 Plan, which is set forth in Exhibit B to this proxy statement.

General

The goal of the 2004 Plan is to provide appropriate incentives that will allow the Corporation and its subsidiaries to attract and retain the best available talent and to encourage participants to put forth their maximum efforts for the success of the Corporation’s business, thereby serving the best interests of the Corporation and its shareholders.

While all employees and directors of the Corporation and its subsidiaries are eligible to participate in the 2004 Plan, it is anticipated that only key employees and directors will receive awards under the 2004 Plan. The Compensation Committee further anticipates that a pool of approximately 75 employees and directors will be considered for awards under the 2004 Plan during 2005.

The 2004 Plan is a flexible plan that provides the Compensation Committee of the Board of Directors (the “Compensation Committee”) with broad discretion to fashion the terms of awards to provide participating employees and directors with stock or cash-denominated incentives payable either in stock or in cash. The 2004 Plan permits the issuance of awards in a variety of forms, including non-qualified and incentive stock options, appreciation rights, restricted shares, unrestricted shares, deferred shares, performance units, and participation in an incentive program.

The 801,000 share limitation on the number of shares available for issuance under the 2004 Plan is subject to adjustment in the event of certain capital changes. (See “Adjustment” below.) Also, the limitation applies only in respect of shares that are issued in satisfaction of awards and not forfeited. Thus, restricted shares and shares subject to stock options are not taken into account for purposes of the limitation once and to the extent they have been forfeited or, in the case of stock options, settled otherwise than in stock. Also, the limitation does not apply to shares issued in settlement, assumption, or substitution of outstanding awards (or obligations to grant future awards) under plans or arrangements of unrelated entities, even if the shares are issued pursuant to replacement awards granted under this Plan, provided such settlement, assumption, or substitution is made in connection with the acquisition of such unrelated entity or an interest in such unrelated entity by the Corporation or any direct or indirect subsidiary of the Corporation.

On February 9, 2005, the market value of a share of common stock was $24.50.

The 2004 Plan will expire on the tenth anniversary of the date on which it is approved by the First Indiana shareholders. No further awards will be made under the 2004 Plan on or after such tenth anniversary.

Administration of the 2004 Plan

Unless the administration of the 2004 Plan has been expressly assumed by the Board pursuant to a resolution of the Board, the 2004 Plan will be administered by the Compensation Committee, which will consist of three or more directors appointed by the Board, (1) all of whom will meet all applicable independence requirements of the Nasdaq, and (2) at least two of whom will qualify as “non-employee directors” as defined in Rule 16b-3 under the Securities Exchange Act of 1934 (the “Exchange Act”) and as “outside directors” as defined in regulations adopted under Section 162(m) of the Code, as such terms are amended from time to time. Except as described herein, the Compensation Committee has the full authority and discretion to administer the 2004 Plan and to take any action that is necessary or advisable in connection with the administration of the 2004 Plan, including, without limitation, the authority and discretion to interpret and construe any provision of the 2004 Plan or of any agreement, notification, or document evidencing the grant of an award.

Awards under the 2004 Plan

Stock Options

The Compensation Committee may from time to time authorize grants of stock options to any employee or director upon such terms and conditions as it may determine in accordance with the provisions of the 2004 Plan. The Compensation Committee in its discretion will determine the number of shares of common stock subject to stock options to be granted to each participant. The Compensation Committee may grant non-qualified stock options, incentive stock options, or a combination thereof to the participants. Stock options granted under the 2004 Plan will provide for the purchase of common stock at prices not less than 100 percent of the market value thereof on the date the stock option is granted. No stock option granted will be exercisable more than ten years from the date of grant.

Stock options granted under the 2004 Plan will be exercisable at such times and subject to such restrictions and conditions as the Compensation Committee shall approve. Each grant will specify that the exercise price is payable (1) in cash, (2) by the actual or constructive transfer to the Corporation of shares of common stock already owned by the participant, (3) with the consent of the Compensation Committee, by withholding a number of shares otherwise issuable to a participant having a market value equal to the exercise price, or (4) in a combination of such methods of payment.

Stock option grants also may specify periods of continuous service that must be completed or performance goals that must be attained in order for the option to become exercisable and may provide for earlier vesting or automatic vesting in the event of a change in control (as defined below) or other similar transaction or event.

Appreciation Rights

The Compensation Committee may from time to time authorize grants of appreciation rights to any employee or director upon such terms and conditions as it may determine in accordance with the provisions of the 2004 Plan. Appreciation rights may be granted in tandem with stock options or separate and apart from a grant of stock options. An appreciation right will be a right of the participant to receive from the Corporation upon exercise an amount which will be determined by the Compensation Committee at the date of grant and will be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise. “Spread” means the excess of the market value per share of the common stock on the date the appreciation right is exercised over (1) the option price of the related stock options or (2) if there is no tandem stock option, the grant price provided for in the appreciation right, multiplied by the number of shares of common stock in respect of which the appreciation right is exercised.

Each grant of an appreciation right made in tandem with stock options will specify the option price and any grant not made in tandem with stock options will specify the grant price, which in either case will not be less than 100 percent of market value of the common stock on the date of grant. No appreciation right will be exercisable more than ten years from the date of grant.

Any grant may specify that the amount payable upon exercise of an appreciation right may be paid by the Corporation in cash, shares of common stock having an aggregate market value per share equal to the Spread or any combination thereof, as determined by the Compensation Committee in its sole discretion. However, unless the Compensation Committee designates an appreciation right as a “409A Appreciation Right” or determines that settlement in cash would not cause the right to be subject to section 409A of the Code, the amount payable upon exercise of the right may be paid only in shares of common stock.

Any grant may specify that the amount payable on exercise of an appreciation right may not exceed a maximum amount specified by the Compensation Committee at the date of grant.

Grants also may specify periods of continuous service that must be completed or performance goals that must be attained in order for an appreciation right to become exercisable and may provide for earlier vesting or automatic vesting in the event of a change in control (as defined below) or other similar transaction or event. Grants also may provide that an appreciation right may be exercised only when the Spread is positive and, with respect to any grant made in tandem with stock options, when the related stock option also is exercisable.

Restricted Shares

The Compensation Committee may from time to time authorize grants or sales to any employee or director of restricted shares upon such terms and conditions as it may determine in accordance with the provisions of the 2004 Plan. Each grant or sale will constitute an immediate transfer of the ownership of shares of common stock to the participant in consideration of the performance of services, entitling such participant to voting and other ownership rights, but subject to specified restrictions. Each grant or sale may limit the participant’s dividend rights during the period in which the restricted shares are subject to forfeiture. Each such grant or sale may be made without additional consideration or in consideration of a payment by such participant that is less than the market value of the common stock.

Each such grant or sale will establish restrictions such that the restricted shares will be considered subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code and the regulations of the Internal Revenue Service thereunder. These may include a period of continuous service that must be completed or specified performance goals that must be attained in order for the ownership restrictions to lapse. Any grant or sale may provide for the earlier termination of any such restrictions in the event of a change in control or other similar transaction or event.

Each grant or sale will provide that during the period for which such restriction or restrictions are to continue, the transferability of the restricted stock will be prohibited or restricted in a manner and to the extent prescribed by the Compensation Committee at the date of grant (which restrictions may include, without limitation, rights of repurchase or first refusal of First Indiana or provisions subjecting the restricted shares to continuing restrictions in the hands of any transferee).

Unrestricted Shares

The Compensation Committee may grant unrestricted shares of Corporation common stock to any employee or director in consideration of the participant’s previously performed services or surrender of other compensation that may be due.

Deferred Shares

The Compensation Committee may from time to time authorize grants or sales to any employee or director of deferred shares upon such terms and conditions as it may determine in accordance with the provisions of the 2004 Plan. Each grant or sale will provide that the deferred shares will be subject to a deferral period fixed by the Compensation Committee on the date of grant. Subject to applicable requirements of section 409A of the Code, any grant or sale may provide for early termination of the deferral period in the event of a change in control or other similar transaction or event. Each such grant or sale may be made without additional consideration or in consideration of a payment by such participant that is less than the market value of the common stock.

Each grant or sale will provide that during the deferral period the participant will not have any right to transfer any rights under the deferred shares, any rights of ownership in the deferred shares, or any right to vote the deferred shares. The Compensation Committee may authorize the payment of dividend equivalents on the deferred shares in cash or shares of common stock on a current, deferred, or contingent basis.

Performance Units

The Compensation Committee may from time to time authorize grants to any employee or director of performance units, which will become payable upon achievement of specified performance goals and upon such other terms and conditions as it may determine in accordance with the provision of the 2004 Plan.

Each grant will specify the time and manner of payment of performance units which have become payable, which payment may be made in (1) cash, (2) shares of common stock having a market value equal to the aggregate value of the performance units which have become payable, or (3) any combination thereof, as determined by the Compensation Committee in its discretion at the time of payment.

Each grant of a performance unit may also contain such terms and provisions, consistent with the 2004 Plan, as the Compensation Committee may approve, including provisions relating to the payment of performance units upon a change in control or other similar transaction or event.

Any grant of performance units may specify that the amount payable, or the number of shares of common stock issued, with respect to such performance units may not exceed maximums specified by the Compensation Committee on the date of grant.

Incentive Programs

The Compensation Committee may adopt incentive programs from time to time pursuant to which designated employees or directors may earn incentive compensation, payable in cash or Corporation common stock or both, in the event specified performance goals are achieved during a specified performance period. Such programs may provide for the payment of cash compensation or the issuance of stock options, appreciation rights, restricted or unrestricted shares, deferred shares or performance units, the exercisability, vesting or payment of which are conditioned upon the achievement of such performance goals during such performance period. Subject to applicable requirements of section 409A of the Code, such programs may waive or authorize waiver of otherwise applicable performance requirements in the event of a change in control or other similar transaction or event or, alternatively, may provide for vesting or payment of a pro rata portion of outstanding awards upon the occurrence of such an event.

Performance Goals

The Compensation Committee has broad discretion in its establishment of performance criteria for participants under the 2004 Plan. It may establish specific goals that are sought to be achieved within a specified period of time. The business or financial econometrics with reference to which such goals are set are referred to as “performance measures,” and the goals themselves are referred to as “performance goals.” Performance goals may be set in respect of various levels of achievement. For example, base level, target level, base extra achievement and target extra achievement performance goals may be set in respect of the same performance measure. Performance measures and goals may relate to the Corporation as a whole or to a subsidiary, division, department, region or function of the Corporation or a subsidiary in which a participant is employed or on which the participant’s efforts have the most influence.

The Compensation Committee, in making a grant under the 2004 Plan, may specify that the compensation provided thereunder is intended to qualify as “performance-based compensation” within the meaning of section 162(m) of the Code. The Committee anticipates that it will make this specification in respect of any award to a participant who is, or whom it deems likely to become, a “covered employee” within the meaning of that Code section. The payment of compensation under such an award will be conditioned solely on the attainment during a specified performance period of one or more pre-established, objective performance goals established by the Compensation Committee in accordance with the requirements of section 162(m) of the Code. Such performance goals will be established in respect of one or more of the following performance measures:

•	net income

•	net income growth rate

•	return on equity

•	fair market value of common stock

•	earnings per share

•	economic value added

•	level of non-performing loans

•	expense management

•	deposits

•	loan originations

•	market share

•	industry leadership and

•	organizational development

If the Compensation Committee determines that, as a result of a change in the Corporation’s business, operations, corporate structure or capital structure or the manner in which the Corporation conducts it business, or any other events or circumstances, any such performance goals are no longer suitable, the Compensation Committee may in its discretion modify such performance goals, or the performance period within which they must be attained, in such manner as the Compensation Committee deems appropriate and equitable; except to the extent having such discretion or making such modification would result in the loss of the otherwise available exemption of the award under section 162(m) of the Code.

In applying performance goals, the Compensation Committee may exclude unusual or infrequently occurring charges and the cumulative effect of changes in applicable laws, regulations and accounting treatment, and may determine at the time of grant to exclude other items, each in accordance with GAAP and as identified in the Corporation’s financial statements or the related notes or discussion and analysis of management.

Awards to Non-Employee Directors

On January 1 of each year (or on the day when he first becomes a non-employee director in the case of an individual who first becomes a non-employee director otherwise than on January 1), each non-employee director will be granted an award in payment of, and having a fair market value (as hereinafter determined) on the date of grant equal to, a specified percentage of his retainer fee for serving as a director during the period beginning on such January 1 (or such day on which he first became a non-employee director) and ending on the following December 31. Unless the Board of Directors specifies a lesser percentage or zero percent, such award will be for 100 percent of such retainer fee. The award may be made in any form authorized by the 2004 Plan but unless the Board of Directors determines otherwise will be in the form of deferred shares that vest, subject to the non-employee director’s continued service, on the following January 1. For purposes of such awards, fair market value is determined as follows: (1) the fair market value of stock options or appreciation rights will be determined using the Black-Scholes option pricing model, a generally accepted binomial pricing model or any other pricing model used by the Corporation to value stock options for financial reporting purposes; and (2) the fair market value of a deferred share or restricted share will be equal to the market value per share of the common stock on the date of grant.

Adjustment

The Compensation Committee has discretion to make adjustments in the maximum number of shares reserved for issuance under the 2004 Plan or that may be issued as part of any award, in the numbers of shares of common stock covered by outstanding stock options, appreciation rights, deferred shares or performance units granted under the plan, in the option price or grant price applicable to any stock options and appreciation rights, and in the kind of shares covered by awards (including shares of another issuer) in the event of (1) any stock dividend, stock split, combination of shares, recapitalization, or other change in the capital structure of the

Corporation, or (2) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (3) any other corporate transaction or even having an effect similar to any of the foregoing. The Compensation Committee, in its discretion, will make any such adjustments that it, in good faith, determines to be equitably required to prevent dilution or enlargement of the rights of participants that otherwise would result from any such transaction or event. Moreover, in the event of any such transaction or event, the Compensation Committee, in its discretion, may provide in substitution for any or all outstanding awards under the 2004 Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection with such substitution the surrender of all awards that are replaced.

Effect of Termination

Each agreement evidencing an award may contain provisions relating to the effect upon the award of a participant’s termination of employment or service by reason of retirement, death, disability, or otherwise.

Change in Control

The 2004 Plan defines the term “change in control” in considerable detail. The definition is an updated version of the definition used in the Existing Plans and generally includes any of the following, among other, events:

•	the acquisition by an outside person or group of common stock of the Corporation representing 20 percent or more of the shares of such stock then outstanding or of the combined voting power of all securities of the Corporation then outstanding

•	the consummation of a reorganization, merger, share exchange or consolidation of the Corporation, or the consummation of a sale, exchange, or other disposition of all or substantially all of the Corporation’s assets, unless, following such transaction, securities representing at least 75 percent of the common stock of the surviving or acquiring entity, or at least 75 percent of the combined voting power of the voting securities of the surviving or acquiring entity, will be owned by substantially the same persons and entities, in substantially the same proportions, who were the beneficial owners of the common stock of the Corporation immediately prior to the transaction

•	the consummation of a sale, exchange, or other disposition of all or substantially all of the assets of the Bank

•	the divestiture by the Corporation of voting securities representing 25 percent or more of the voting power of the voting securities of the Bank then outstanding or

•	a change in the composition of the Corporation’s Board of Directors such that individuals who were members of the Board on October 24, 2004, cease for any reason to constitute at least a majority of the Board, unless the election, or the nomination for election by the Corporation’s shareholders, of each new director was approved by a vote of at least a majority of the Board as constituted immediately prior to the new director’s election.

Limitation on Awards

Awards under the 2004 Plan are subject to the following limitations:

•	The maximum aggregate number of shares of common stock in respect of which stock-denominated awards are granted to any one participant, during any one calendar year, will not exceed 200,000 shares, subject to adjustment for stock splits and other capital changes (see “Adjustments” above).

•	The aggregate amount of compensation payable under cash-denominated awards to any one participant shall not exceed $500,000 in any calendar year. For this purpose, compensation payable under an incentive program in respect of a performance period that extends over two or more calendar years will be deemed to be payable ratably over such performance period. This limitation will apply without regard to whether the applicable award is settled in cash or in shares of Corporation common stock.

The foregoing limits are in addition to the overall limitation of 801,000 shares on the total number of shares of Corporation common stock that may be issued pursuant to awards under the 2004 Plan.

Transferability; Amendments; Termination

Except as otherwise provided in the agreement evidencing a participant’s award, (1) no award will be transferable by the participant other than by will or the laws of descent and distribution and (2) no stock option or appreciation right will be exercisable during the participant’s lifetime by any person other then the participant or his guardian or legal representative.

The 2004 Plan may be amended from time to time by the Compensation Committee or the Board of Directors but may not be amended without further approval by the shareholders of the Corporation if such amendment would result in the 2004 Plan failing to satisfy any applicable requirements of Nasdaq, Rule 16b-3 of the Exchange Act or section 162(m) of the Code. The Board of Directors may terminate the 2004 Plan at any time; provided that no such termination will adversely affect any outstanding awards under the 2004 Plan.

Benefits under the 2004 Plan

No stock-based awards have been granted under the 2004 Plan. However, certain stock-based grants made under the existing 2002 Plan are subject to the terms and conditions of incentive programs adopted under the 2004 Plan, are contingent on the attainment of performance goals established and communicated under the 2004 Plan and were made subject to shareholder approval of the 2004 Plan. These grants, though made under the 2002 Plan and included in the tables set forth above under “Executive Compensation—Summary Compensation Table” and “Option Grants in 2004,” are discussed in detail below. As of February 9, 2005, only two incentive programs had been adopted and only two cash-denominated awards had been granted under the 2004 Plan. These programs and grants are discussed in detail below. Aside from benefits payable under the foregoing grants and awards, the benefits that may be paid under the 2004 Plan are not currently determinable.

The provisions of the 2004 Plan relating to performance measures, setting and communicating performance goals, determining whether performance goals have been satisfied and administering non-equity incentive awards (the “performance provisions”) were adopted and became effective, subject to shareholder approval, on October 20, 2004. The Compensation Committee made the performance provisions effective at that time so that it could offer performance-based compensation otherwise than in three-year cycles as provided in the prior Long-Term Plan.

On October 20, 2004, the Compensation Committee adopted two incentive programs pursuant to the performance provisions of the 2004 Plan, the Revised 2003-2005 Incentive Program (the “Revised Program”) and the 2004-2006 Incentive Program for Robert H. Warrington (the “Warrington Program”), and made several grants under these programs. These programs and the grants made under them are described below.

The Revised Program continued, modified, and replaced the incentive program that was adopted under the prior Long-Term Plan for the three-year period ending December 31, 2005 (the “2003-2005 LTIP”). The purpose and effect of the Revised Program was to give participants in the Revised Program who were participants in the 2003-2005 LTIP an opportunity to earn the same amounts and benefits under the Revised Program that they could have earned under the 2003-2005 LTIP but to make such compensation subject to the terms and conditions of the Revised Program and the performance provisions of the 2004 Plan instead of those of the 2003-2005 LTIP and the prior Long-Term Plan. In adopting the Revised Program, the Compensation Committee set specified performance goals to be attained in respect of the three-year period ending December 31, 2005. These goals were set with respect to the cumulative earnings per share of Corporation common stock for such three-year period and were expressed in terms of a base level goal and an extra achievement goal. The base level and extra achievement level performance goals were set forth as ranges, with each having a minimum and a maximum. In each case, if the maximum or more than the maximum is attained, covered awards vest fully. If the minimum or less than the minimum is attained, covered awards are forfeited. If more than the minimum and less than the maximum is attained, covered awards vest pro rata. The following awards under the Revised Program were made on October 20, 2004:

•	Robert H. McKinney and Marni McKinney—Grants of 19,500 restricted shares each were made to Mr. McKinney and Ms. McKinney. The market closing value of the shares on the date of the grant was $20.40 per share. Although the restricted shares were granted under the 2002 Plan, they are subject also to the terms and conditions of the Revised Program. The restricted shares will vest as of December 31, 2005, provided (1) the Revised Program’s base level performance goals are attained, (2) the grantee’s service with the Corporation and its affiliates does not terminate before December 31, 2005, and (3) the 2004 Plan is approved by the shareholders. The grants continue, modify, and replace grants made under the 2003-2005 LTIP and were conditioned on the grantee’s execution of an amended restricted stock agreement consenting to such modification. The grants under the 2003-2005 LTIP were for 12,000 shares each but were made with tax gross-up rights. The new 19,500 share grants were made without tax gross-up rights and are considered to provide approximately the same compensation opportunity as the prior 12,000 share grants.

•	Robert H. Warrington—Grants of 19,500 restricted shares and 12,000 deferred shares were made to Mr. Warrington. The market closing value of the shares on the date of the grant was $20.40 per share. Although these grants were made under the 2002 Plan, they are subject also to the terms and conditions of the Revised Program. The restricted shares will vest as of December 31, 2006, provided (1) the Revised Program’s base level performance goals are attained, (2) Mr. Warrington’s service with the Corporation and its affiliates does not terminate before December 31, 2006, and (3) the 2004 Plan is approved by the shareholders. The deferred shares will be issued as of January 1, 2007, provided (1) the Revised Program’s extra achievement level performance goals are attained, (2) Mr. Warrington’s service with the Corporation and its affiliates does not terminate before December 31, 2006, and (3) the 2004 Plan is approved by the shareholders. If the Revised Program’s extra achievement level performance goals are attained, Mr. Warrington will receive dividend equivalents on the deferred shares until the deferred shares are issued.

•	William J. Brunner—Cash-denominated bonus opportunities were awarded to Mr. Brunner. Within 2 1/2 months after December 31, 2005, he will receive an amount equal to up to 50 percent of his average annual rate of base salary during the 2003-2005 performance period contingent on his continued service through December 31, 2005, and the attainment of the base level performance goals that were set for purposes of the Revised Program. These awards were made under the performance provisions of the 2004 Plan and continue, modify, and replace awards made to Mr. Brunner pursuant to the 2003-2005 LTIP. Unless otherwise determined by the Compensation Committee at the time of payment, these awards, to the extent earned, will be paid 50 percent in cash and 50 percent in shares of Corporation common stock. The awards and all compensation payable under the awards are conditioned on shareholder approval of the 2004 Plan.

On October 20, 2004, the Compensation Committee also adopted the Warrington Program and set specified performance goals to be attained both in respect of the two-year period ending December 31, 2005, and in respect of the calendar year 2006. The performance goal for 2004-2005 was set with respect to the cumulative earnings per share of Corporation common stock for such two-year period and was expressed as a fixed dollar amount. The performance goals for the calendar year 2006 were set with respect to the earnings per share of Corporation common stock for that year and were expressed in terms of a base level goal and an extra achievement goal. The base level and extra achievement level performance goals were set forth as ranges, with each having a minimum and a maximum. In each case, if the fixed dollar goal for 2004-2005 is attained and the maximum or more than the maximum is attained for the calendar year 2006, covered awards vest fully. If the fixed dollar goal for 2004-2005 is attained and more than the minimum but less than the maximum is attained for the calendar year 2006, covered awards vest pro rata. If the fixed dollar goal for 2004-2005 is not attained, or if only the minimum or less than the minimum is attained for the calendar year 2006, covered awards are forfeited. On October 20, 2004, grants of 8,000 restricted shares and 8,000 deferred shares were made to Robert H. Warrington under the

Warrington Program. The grants were made under the 2002 Plan but are subject also to the terms and conditions of the Warrington Program. The restricted shares will vest as of December 31, 2006, provided (1) the Warrington Program’s fixed dollar goal for 2004-2005 is attained, (2) the Warrington Program’s base level performance goals for 2006 are attained, (3) Mr. Warrington’s service with the Corporation and its affiliates does not terminate before December 31, 2006, and (4) the 2004 Plan is approved by the shareholders. The deferred shares will be issued as of January 1, 2007, provided (1) the Warrington Program’s fixed dollar goal for 2004-2005 is attained, (2) the Warrington Program’s extra achievement level performance goals for 2006 are attained, (3) Mr. Warrington’s service with the Corporation and its affiliates does not terminate before December 31, 2006, and (4) the 2004 Plan is approved by the shareholders.

The Revised Program and the Warrington Program and the grants of restricted shares that have been made thereunder provide for grantees of restricted shares to receive dividends in respect of the shares during the performance and vesting periods. The grantees are entitled to retain such dividends even if the shares ultimately are forfeited.

The Revised Program and the Warrington Program and the grants that have been made thereunder generally provide for grantees to receive substituted awards of equivalent value in the event of a Change in Control. However, if such an event occurs more than four months before the end of the applicable vesting, deferral, or performance period, the grantee may elect to receive pro rata payment in lieu of a substituted award. In all events, the grants become vested and payable in full (1) if the acquiring or surviving entity fails to assume any written employment agreement between the Corporation and the grantee (or enter into a new written employment agreement with the grantee that supersedes such agreement), (2) if the acquiring or surviving entity fails to assume the grants or issue substituted grants of equivalent value, (3) if the grantee’s continued service terminates on or after the occurrence of such an event, and prior to the close of the applicable vesting, deferral, or performance period, and prior to the close of the employment term provided for in any such written employment agreement, and such termination is by the service recipient without cause or by the grantee for good reason, or (4) in the case of the restricted and deferred shares grants, the capital stock of the acquiring or surviving entity or its ultimate parent is not traded on a United States national securities exchange.

Federal Income Tax Consequences

The following summary of the federal income tax consequences of the 2004 Plan is not comprehensive, and is based on current income tax laws, regulations, and rulings.

Non-Qualified Stock Options

Non-qualified stock options do not qualify for the special tax treatment accorded to incentive stock options under the Code. Although an optionee does not recognize income at the time of the grant of the option, he recognizes ordinary income upon the exercise of a non-qualified option in an amount equal to the difference between the fair market value of the stock on the date of exercise of the option and the amount of the exercise price.

As a result of the optionee’s exercise of a non-qualified stock option, the Corporation will be entitled to deduct as compensation an amount equal to the amount included in the optionee’s gross income. The Corporation’s deduction will be taken in the Corporation’s taxable year in which the option is exercised.

The excess of the fair market value of the stock on the date of exercise of a non-qualified stock option over the exercise price is not an item of tax preference for alternative minimum tax purposes.

Incentive Stock Option

An optionee does not recognize income upon the grant of an incentive stock option. Subject to the effect of the alternative minimum tax, discussed below, if an optionee exercises an incentive stock option in accordance with the terms of the option and does not dispose of the shares acquired within two years from the date of the grant of the option or within one year from the date of exercise, the optionee will not recognize any income by reason of the exercise, and the Corporation will be allowed no deduction by reason of the grant or exercise. The optionee’s basis in the shares acquired upon exercise will be the amount paid upon exercise. If the optionee holds the shares as a capital asset at the time of sale or other disposition of the shares, his gain or loss, if any, recognized on the sale or other disposition will be capital gain or loss. The amount of his gain or loss will be the difference between the amount realized on the disposition of the shares and his basis in the shares. First Indiana generally will not be entitled to any income tax deduction upon disposition of the shares.

If an optionee disposes of the shares within two years from the date of grant of the option or within one year from the date of exercise (an “Early Disposition”), the optionee generally will recognize ordinary income at the time of such Early Disposition which will equal the excess, if any, of the lesser of (1) the amount realized on the Early Disposition, or (2) the fair market value of the shares on the date of exercise, over the optionee’s basis in the shares. The Corporation will be entitled to a deduction in an amount equal to such income. The excess, if any, of the amount realized on the Early Disposition of such shares over the fair market value of the shares on the date of exercise will be long-term or short-term capital gain, depending upon the holding period of the shares, provided the optionee holds the shares as a capital asset at the time of Early Disposition. First Indiana generally will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee upon an Early Disposition.

The excess of the fair market value of the shares at the time the incentive stock option is exercised over the exercise price for the shares is an item of “tax preference” for alternative minimum tax purposes.

Appreciation Rights

Recipients of appreciation rights do not recognize income upon the grant of awards. When a recipient elects to receive payment under an appreciation right, he recognizes ordinary income in an amount equal to the cash and/or fair market value of shares received, and the Corporation is entitled to a deduction equal to such amount.

Restricted Shares

Grantees of restricted shares do not recognize income at the time of the grant of such shares. However, when the restricted shares become free from any restrictions, the grantee recognizes compensation income in an amount equal to the excess of the then fair market value of the shares over the amount, if any, the grantee paid for the shares, and the Corporation receives a corresponding deduction. Alternatively, the grantee of restricted shares may, pursuant to section 83(b) of the Code, elect to recognize income upon the grant of the shares and not at the time the restrictions lapse, in which event the Corporation would receive a corresponding deduction at that time.

Deferred Share

Recipients of deferred shares will generally recognize ordinary income equal to the excess of the fair market value of shares on the date they become distributable to the recipient over the amount, if any, the recipient pays for the shares. The Corporation will be entitled to a tax deduction for the same amount. The holding period to determine whether a recipient has long-term or short-term capital gain or loss on a subsequent sale will generally begin when the shares are either transferable or are no longer subject to forfeiture, and a recipient’s tax basis for the shares will generally equal the fair market value of the shares on the same date.

Performance Units

Grantees of performance units do not recognize income at the time the units are granted, nor will the Corporation be entitled to a deduction at that time. To the extent performance units are paid in cash, the grantee will recognize compensation income in the year of payment and in the amount of cash paid. To the extent they are paid in Corporation common stock, the grantee will receive compensation income in the year of payment in an amount equal to the fair market value of the stock as of the date of payment. The Corporation will be entitled to a deduction at the same time and in the same amount as the grantee recognizes income.

Change in Control

If there is an acceleration of the vesting of benefits or an acceleration of the exercisability of stock options upon a change in control, all or a portion of the accelerated benefits may constitute “excess parachute payments” under section 280G of the Code. The employee receiving an excess parachute payment incurs an excise tax of 20 percent of the amount of the payment in excess of the employee’s average annual compensation over the five calendar years preceding the year of the change in control, and the Corporation is not entitled to a deduction for a similar amount.

Limitation on Deduction

Section 162(m) of the Code provides that no deduction will be allowed for certain remuneration with respect to a covered employee to the extent such remuneration exceeds $1 million per taxable year. An employee is a covered employee if his compensation is required to be reported in the Summary Compensation Table of the Corporation’s proxy statement and he is employed as of the last day of the taxable year. The foregoing deduction limit does not apply to compensation that qualifies as “performance-based compensation” within the meaning of section 162(m)(4)(C) of the Code. Except as affected by a change in control or other unusual event, it is contemplated that substantially all remuneration in respect of awards under the Plan to covered employees (excepting awards of unrestricted shares) will qualify as “performance-based compensation” within such meaning.

Vote Required for Approval

The affirmative vote of a majority of the voting power represented at the annual meeting and entitled to vote on the proposal is required for approval.

SECTION 16(a) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation’s directors, executive officers, and persons who own more than 10 percent of the Corporation’s common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Directors, executive officers, and greater than 10 percent beneficial owners (the “Reporting Persons”) are required by Securities and Exchange Commission regulations to furnish the Corporation with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Corporation, the Corporation believes that during 2004 all Reporting Persons complied with the filing requirements of Section 16(a).

ANNUAL REPORT

A copy of the Corporation’s Annual Report for the year ended December 31, 2004, has been provided to all shareholders as of the Record Date. The Annual Report is not to be considered as proxy solicitation material.

OTHER MATTERS

The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if other matters should come before the meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his judgment on such matters.

NON-INCORPORATION OF CERTAIN MATTERS

The Report of the Compensation Committee, the Report of the Audit Committee, the Performance Graph, and the information on the Corporation’s website do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Corporation filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Corporation specifically incorporates the respective Report, Performance Graph, or information by reference therein.

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EXPENSES OF SOLICITATION

The entire expense of preparing, assembling, printing, and mailing the proxy form and the material used in the solicitation of proxies will be paid by the Corporation. The Corporation does not expect that the solicitation will be made by specially engaged employees or paid solicitors. Although the Corporation might use such employees or solicitors if it deems them necessary, no arrangements or contracts have been made with any such employees or solicitors as of the date of this statement. In addition to the use of the mails, solicitation may be made by telephone, telegraph, cable, or personal interview. The Corporation will request record holders of shares beneficially owned by others to forward this proxy statement and related materials to the beneficial owners of such shares, and will reimburse such record holders for their reasonable expenses incurred in doing so.

IT IS IMPORTANT THAT PROXIES BE RETURNED OR VOTED PROMPTLY. Whether or not you attend the meeting, you are urged to execute and return the proxy or to vote your proxy via telephone or the Internet in accordance with the instructions on your proxy card.

For the Board of Directors,

Robert H. McKinney,

Chairman

March 11, 2005

FIRST INDIANA CORPORATION

EMPLOYEES’ STOCK PURCHASE PLAN

1. Purpose of the Plan.    The purpose of the First Indiana Corporation Employees’ Stock Purchase Plan (the “Plan”) is to afford eligible employees and directors of FIRST INDIANA CORPORATION (the “Company”) and its participating affiliated entities (herein, together with the Company, the “Employers”) an opportunity to acquire an ownership interest in the “Company.”

2. Administration of the Plan.    The Plan will be administered by the committee designated by the Board of Directors of the Company (the “Committee”), which may make such changes in and additions to the Plan as it may deem advisable and in the best interests of the Employers. The Committee’s interpretation and construction of any provision of the Plan shall be final and conclusive. The Committee shall determine the eligibility of employees and directors to participate in the Plan, determine how contributions by the Employers are to be allocated among participants, receive and act upon claims for benefits under the Plan, and decide any disputes that may arise under the terms of the Plan. It shall maintain individual accounts for each participant showing the contributions made by or on behalf of the participant and the number of shares of the Company’s common stock (to the third decimal) allocated under the Plan to the participant. The Committee shall have all powers necessary to administer the Plan in accordance with its terms, including the power to construe the Plan and the power to make rules and regulations for the administration of the Plan. The Committee may, upon approval of a majority of its members, allocate among any of its members, or delegate to any other person, firm or corporation, any of its responsibilities.

The assets of the Plan shall be held and administered by the Trustee in accordance with a trust agreement executed by and between the Company and the Trustee. The trust created by such trust agreement shall form a part of the Plan. The Trustee shall be responsible for the management and investment of the assets of the Plan in accordance with the trust agreement.

3. Eligible Individuals.    All employees and directors of the Employers who have been in the service of the Employers for a continuous six (6) month period shall be eligible to participate in the Plan; provided, however, that the six (6) months of service requirement may be waived as to particular individuals by the Committee or by the president or chief executive officer of the individual’s Employer. Part-time and peak-time employees of the Employers who meet the continuous service requirement shall be considered “Eligible Individuals” for purposes of the Plan.

Any authorized temporary absence from active employment without pay by reason of disability, layoff, vacation, military leave or other authorized leave of absence will not affect employee eligibility; and in the event of such an absence while an employee is participating in the Plan he may, at his option, deposit currently a sum or sums equal to the amount which would have been deducted during such temporary absence. In such event, required federal, state and local withholding taxes on applicable Employer contributions normally withheld from a participant’s regular salary or wages as described in paragraph 5, will, in the absence of such participant’s regular salary or wages, be withheld from such applicable Employer contributions.

4. Procedure for Participating—Participant Contributions.    Any eligible individual may become a participant under the Plan by submitting to his or her Employer a “Stock Purchase Plan Payroll Deduction Authorization” in form satisfactory to the Employer for the withholding of a portion of his earnings and the payment thereof to the Trustee as described in paragraph 6. In the case of any employee, deductions thus authorized may not exceed one hundred percent (100%) of the employee’s earnings. A director, who is not also an employee, may elect to have any or all of his earnings deducted and paid to the Trustee as described in paragraph 6.

The amount of a participant’s payroll deductions shall continue to be that specified by him in the Payroll Deduction Authorization submitted by him under the Plan until he elects to increase or decrease the amount of his payroll deductions by submitting a new Payroll Deduction Authorization to his or her Employer. A participant may elect at any time to decrease the amount of his payroll deductions or to discontinue such deductions entirely.

In the case of an employee, “earnings” mean the employee’s regular salary or wages from his or her Employer, together with the employee’s commissions from his or her Employer to the extent provided below, before deductions required by law or authorized by the employee. The amount of commissions included in an employee’s earnings shall be limited to a maximum amount to be established by the Committee from time to time in its sole discretion. For purposes of the Plan, an employee’s contributions shall be considered as made during the Plan Year which includes the last day of the pay period with respect to which they were withheld (or the Plan Year in which they were deposited in the case of absent employees as specified in paragraph 3).

In the case of a director, “earnings” mean all fees paid to or deferred for the benefit of the director by an Employer for personal services rendered as a director of the Employer, including, without limitation, retainer fees, meeting fees, fees for serving on committees of the board of directors of the Employer, and fees for services which are over and above those normally expected of directors and which are performed at the request of the chairman of the board of the Employer. For purposes of the Plan, a director’s earnings shall be credited in the Plan Year in which the fees are paid or would have been paid to the director, but for the director’s election to participate under the Plan, and but for any deferral election by the director under any deferred fee plan of an Employer.

5. Employer Contributions.    The Employers will make matching contributions on behalf of each participant, in an amount dependant upon whether the Company meets certain performance objectives. If the Company meets specified performance objectives for a calendar year as determined in the sole discretion of the Company, the Employers will match each participant’s contribution made during the subsequent Plan Year at a ratio of one dollar to each three dollars contributed by the participant. If the Company fails to meet such objectives for the calendar year, contributions made by each participant during the subsequent Plan Year will be matched at a ratio of one to four. The performance objectives shall be set by the Company on a calendar year basis and shall be established for any given calendar year by March 31 of such year. The Plan Year shall begin on April 1 of each year and end on March 31 of the following year. The maximum amount of each participant’s contributions for a Plan Year that the Employers will consider for the purpose of matching contributions will be ten (10%) of such participant’s earnings for such Plan Year. Notwithstanding the foregoing formulae, and whether or not applicable performance objectives were met, the Company may reduce or eliminate its matching contribution in respect of any calendar quarter by giving eligible employees and directors a notice to such effect before the beginning of such calendar quarter.

Employer contributions on behalf of a participant are taxable as income to the participant and are subject to withholding for applicable federal, state and local taxes. Such taxes will be withheld from an employee’s earnings except in the case of participating employees on authorized temporary absences from active employment. Required withholding taxes on applicable Employer contributions made on behalf of such absent employees will be withheld as specified in paragraph 3.

After an employee or director has become a participant in the Plan, his or her payroll deductions and applicable Employer contributions on his or her behalf will continue so long as the Plan continues in effect or until his or her death, termination of employment or ineligibility, or until discontinuance of his or her payroll deductions and otherwise applicable Employer contributions pursuant to notice given as specified in paragraph 15 hereof. Except as specified in the next succeeding paragraph, the amount of his or her payroll deductions shall continue to be that specified in the Stock Purchase Plan Payroll Deduction Authorization submitted by him or her and referred to above.

6. Payment to Trustee of Employee and Director Contributions and Applicable Matching Employer Contributions.    The Employers will pay to the Trustee on behalf of each participant in the Plan the total of all amounts withheld from such participant’s earnings and all applicable Employer contributions on behalf of such participant. These funds shall be remitted to the Trustee within thirty (30) days of the close of the payroll period or payment date with respect to which they are withheld but in no event more frequently than once per calendar month.

7. Plan Trustee.    The Company will designate a trustee of the Plan (the “Trustee”) but retains the right to change that designation in its discretion. The Trustee shall be a person or financial institution empowered to act as Trustee under Indiana law. Apart from administering the details of the Plan as herein otherwise provided, the Company shall not possess any control or influence, directly or indirectly, over the timing or amount of purchases of common stock made by the Trustee under the Plan, the price to be paid, or the selection of the broker or dealer through or from whom the purchases are to be made. The Trustee will hold as trustee all funds received by it under the Plan for the benefit of the participants and, until delivery thereof to the participants, all shares of the Company’s stock acquired by the Trustee under the Plan. No interest will be paid by the Trustee on any funds held by it hereunder.

8. Purchase of Stock.    As promptly as practicable after the Trustee has received funds from the Employers on behalf of the participants as described above under paragraphs 4, 5 and 6 (and in any event by the later of (i) the end of the month in which the funds are received or (ii) the end of the 7th day following the day of such receipt), the Trustee will in such manner as it may in its sole discretion deem advisable (except as provided in paragraph 15 hereof) apply the funds then in its custody hereunder to the purchase at prevailing market prices of the number of whole shares of the Company’s common stock which can be purchased with such funds. All purchases of stock as herein provided will be made in the name of the Trustee or its nominee. The stock purchased by the Trustee shall, except as provided in paragraph 15 hereof, be allocated by the Committee to the respective accounts of the then participants in the Plan, pro rata (to the third decimal) on the basis of the average costs per share of all shares being so credited and the respective interest of each such participant in the funds used to purchase the shares being so credited.

9. Dividends.    Except as provided in paragraph 15 hereof, cash dividends and other cash distributions received by the Trustee on stock held in its custody hereunder will be credited by the Committee to the accounts of the participants in proportion to their interests in the stock held by the Trustee and will be applied as soon as practicable after receipt thereof by the Trustee, to the purchase of additional shares of the Company’s common stock and such shares will be credited to the accounts of the respective participants, in the manner provided in paragraph 8 hereof. Dividends paid in shares of the Company’s common stock which are received by the Trustee with respect to stock held in its custody hereunder will be allocated by the Committee to the participants (to be third decimal) in accordance with their interests in the stock with respect to which the dividends are paid.

10. Delivery of Stock or Cash Equivalent to Participants.    Participants in the Plan may obtain certificates evidencing their share ownership, or the cash equivalent of such certificates, pursuant to this paragraph 10. A participant may request at any time to receive certificates for any or all of his shares then being held by the Trustee. Alternatively, at any time a participant may request the Committee to direct the sale of any or all of his shares then being distributed by the Trustee and have the proceeds of such sale remitted to him. Such sale will be conducted by a broker of the Committee’s choosing. As soon as practicable, the Trustee will provide certificates, or the broker will provide the cash proceeds from the sale of shares, to participants who have made such requests; provided, however, except in the case of a participant who withdraws from the Plan, the Trustee will not be required to deliver certificates where the number of shares to be delivered to a participant, or to a broker for sale, totals less than twenty (20) shares. Any fractional shares will not be distributed except that the cash equivalent of such fractional share, determined under the provisions of paragraph 15 hereof, shall be paid to each participant who withdraws from the Plan.

11. Trustee and Administration Expenses.    All cost and expenses incurred in administering the Plan, including monthly fees to the Trustee for its services and all brokerage and other fees incurred in connection with the purchase or sale of shares hereunder, will be borne by the Employers.

12. Shareholder Rights.    Until delivery of the shares of the Company’s stock hereunder, the Trustee will exercise all voting rights pertaining to each participant’s pro rata share of such stock in accordance with written directions, if any, given to the Trustee by such participant; in the absence of such directions the Trustee shall exercise all such voting rights on behalf of such participant in favor of any proposals recommended by the board of directors of the Company.

13. Participant Reports.    Participants will receive periodic reports regarding contributions to, distributions from, and the status of their accounts under the Plan. The reports will be sent as soon as possible after the close of each calendar quarter. Participants will be entitled to receive annual reports, proxy statements and any other literature distributed by the Company to its shareholders upon the participant’s request.

14. Assignability of Interests.    Participants in the Plan may not assign or hypothecate any funds, securities or other property held for their accounts under the Plan. Any purported lien or pledge of such funds, securities or other property will be deemed void and of no force and effect against the Employers, the Committee or the Trustee.

15. Withdrawal from the Plan.    A participant may withdraw from the Plan at any time upon written notice to the Committee; in which case, his or her payroll deductions and any otherwise applicable matching Employer contributions shall be discontinued on such date as the Employers, in their sole discretion may determine, but in no event later than 15 days after the receipt of such notice by the Committee. Any participant who is no longer eligible to participate in the Plan pursuant to paragraph 3 above will be considered to have withdrawn from the Plan automatically as of the date the participant is no longer eligible. In either case, the date of withdrawal will be the “Effective Date.”

In the event of withdrawal of a participant from the Plan (a) no purchases of stock shall be made following the Effective Date of his withdrawal from the Plan out of payroll deductions or applicable matching Employer contributions on behalf of such participant, but the same shall be paid over to such participant (or his legal representatives) as soon as practicable after such Effective Date, (b) such participant’s pro rata (to the third decimal) share of any shares purchased by the Trustee to the Effective Date of his withdrawal from the Plan which have not theretofore been credited to the respective accounts of participants in the Plan shall be credited to his account as of the Effective Date of his withdrawal on the basis of the average cost per share of all shares so purchased by the Trustee and not theretofore so credited and the interest of such withdrawing participant in the funds used to purchase such shares, (c) the number of whole shares of stock credited to the account of such participant to the Effective Date of his withdrawal from the Plan shall be delivered to the participant (or his legal representatives) as soon as practicable after such Effective Date, and (d) any fractional shares to the credit of such participant’s account as of the Effective Date of his withdrawal from the Plan shall be purchased by the Trustee, as of the next succeeding day of a month (or if such day is not a trading day, on the next trading day), for the respective accounts of the other participants at a price equal to the prevailing market price on such trading day and the purchase price shall be paid to the participant (or his legal representatives) as soon as practicable thereafter. As an alternative to receiving certificates for full shares, a participant may request the Committee to direct the sale of any or all of the shares that would otherwise be delivered to him pursuant to this paragraph and have the proceeds of such sale remitted to him. Such sale will be conducted by a broker of the Committee’s choosing.

A participant who elects to withdraw from the Plan pursuant to this paragraph 15 shall not be eligible to again become a participant in the Plan until the commencement of the Plan quarter succeeding such withdrawal, provided, however, that the Committee may waive this restriction in particular cases.

An employee whose contributions under the Plan have been discontinued by reason of an absence on leave approved by an authorized representative of his or her Employer shall not be considered to have withdrawn from the Plan, and payroll deductions, Employer contributions and Employer payments to the Trustee pursuant to paragraphs 4, 5 and 6 hereof shall be resumed as soon as such employee shall return to work following such absence on leave.

16. Amendment and Termination of Plan.    The Company may at any time suspend, amend or terminate the Plan, effective as of the first day of any calendar month subsequent to the Company’s action. In the event of termination of the Plan, each participant shall be entitled to receive from the Trustee the number of whole shares of the Company’s common stock credited to his account and his allocable portion of the proceeds of stock sold by the Trustee in order to pay the cash value of fractional shares held for the accounts of the participants (or any cash credited to his account which, in view of the termination, has not been invested by the Trustee).

17. Notices.    Any notice hereunder to the Company shall be in writing and such notice shall be deemed given or made only upon receipt thereof by the Company at the Company’s principal executive office or at such other address as the Company may designate by notice to the participants and to the Trustee.

Any notice hereunder to the Trustee shall be given in writing and such notice shall be deemed duly given or made only upon receipt thereof at the Trustee’s principal office or at such other address as the Trustee may designate by notice to the Company.

Any notice to a participant hereunder shall be in writing and shall be deemed received if mailed or delivered to the participant at such address as the participant shall have on file with the Company.

18. SEC Rule 16b-3 Exemption.    It is the intent of the Employers and the Trustee that this Plan qualify as a “Stock Purchase Plan” as this term is defined by the Securities Exchange Commission in 17 C.F.R. § 240.16b-3(b)(5). However, in the event the Committee determines in its sole discretion that the Plan is not a Stock Purchase Plan, officers and directors must hold shares delivered to them by the Plan for a period of at least six (6) months. An officer or director may not request the Committee to sell his shares and remit the proceeds pursuant to paragraphs 10 and 15 above if during the preceding six (6) month period such officer or director has made any discretionary transaction to acquire equity securities of the Company through any employee benefit plan of the Company or any of its direct or indirect subsidiaries. For the purposes of this Plan, “officer” and “discretionary transaction” will have the meanings given these terms in 17 C.F.R. §§ 240.16a-1(f) and 240.16b-3(b)(1) respectively. Furthermore, in consideration for their participation in the Plan and receipt of the Employers’ matching contributions, officers and directors will indemnify and hold harmless, the Employers, the Committee and the Trustee, for any actual or alleged violation of Section 16 of the Securities Exchange Act of 1934, as amended from time to time.

19. Reference To Prior Plan.    This Plan replaces the First Indiana Bank Employees’ Stock Purchase Plan (the “Prior Plan”), which was adopted on December 18, 1986 and which was scheduled to terminate on December 31, 2005. Shares and uninvested cash credited to participants’ accounts under the Prior Plan shall he transferred and credited to accounts for such participants under this Plan and thereafter shall be subject solely to the terms and conditions of this Plan; provided, however, that nothing in this Plan shall be interpreted as eliminating or cutting back any rights of participants in respect of such shares or uninvested cash under the Prior Plan.

20. Share Limit.    Subject to adjustment as herein provided, the maximum number of shares of Company common stock that may be purchased under this Plan shall be seven hundred fifty thousand (750,000). Stock purchased under the Prior Plan prior to the effective date of this Plan shall not count against the foregoing share limit. In the event of capital changes in the common stock of the Company due to stock dividends, stock splits or other changes in capitalization, the foregoing share limit shall be adjusted appropriately.

21. Effective Date; Term.    This Plan will become effective on the later of May 1, 2005 or the date of its approval by the Company’s shareholders. The Plan will terminate on the tenth anniversary of the date of its approval by the Company’s shareholders. After such termination, no further participant contributions or Employer matching contributions shall be made or accepted, and no further Company common stock shall be purchased.

IN WITNESS WHEREOF, the Company has caused this Plan to be executed in its name and behalf effective as of the 1st day of May, 2005:

FIRST INDIANA CORPORATION

By:
Robert H. Warrington President & COO

FIRST INDIANA CORPORATION

2004 EXECUTIVE COMPENSATION PLAN

First Indiana Corporation, an Indiana corporation (“Corporation”), establishes the following First Indiana Corporation 2004 Executive Compensation Plan (“Plan”), subject to the approval of its shareholders.

1.	Purpose. The purpose of the Plan is to attract and retain the best available talent and encourage the highest level of performance by directors, officers and selected employees, and to provide them incentives to put forth maximum efforts for the success of the business of the Corporation and its Subsidiaries (collectively, the “Employers”), in order to serve the best interests of Corporation and its shareholders.

2.	Effective Dates and Term.

2.1.	The provisions of Sections 1, 2, 3.2, 3.3, 3.4, 3.5, 3.6, 3.7, 3.8, 3.9, 3.10, 3.13, 3.15, 3.16, 3.17, 3.19, 3.20, 3.21, 3.22, 3.28, 4, 5.2, 5.3, 7, 8, 15, 17, 22, 23, 24, 25, 26, 27.1, 27.5, 27.6, 27.7 and 28 hereof shall become effective on October 20, 2004, subject to the approval of the Plan by the shareholders of the Corporation at their annual meeting in 2005. If such approval is not obtained, all Awards made pursuant to or subject to such provisions shall be null and void.

2.2.	The remaining provisions of this Plan shall become effective on the date on which the Plan is approved by the shareholders of the Corporation.

2.3.	The Plan will expire on the tenth anniversary of the date on which it is approved by the shareholders of the Corporation. No further Awards will be made under the Plan on or after such tenth anniversary.

3.	Definitions. The following terms, when used in the Plan with initial capital letters, will have the following meanings:

3.1.	Appreciation Right means a right granted pursuant to Section 10.

3.2.	Award means an award of Stock Options, Appreciation Rights, Restricted Shares, Unrestricted Shares, Deferred Shares or Incentive Compensation pursuant to the Plan.

3.3.	Bank means First Indiana Bank, N.A., a wholly-owned Subsidiary of the Corporation

3.4.	Board means the Board of Directors of the Corporation.

3.5.	Change in Control means the first to occur of the following, unless and except to the extent the applicable Evidence of Award sets forth a more restrictive definition, either generally or for certain purposes, in order for an Award to satisfy applicable requirements of sub-paragraph (2)(v) of subsection (a) of Code section 409A:

3.5.1.	The acquisition by any individual, entity or “group” within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)(a “Person”) of beneficial ownership (within the meaning of Rule 13d 3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Corporation (the “Outstanding Corporation Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”); provided, however, that the following acquisitions of common stock shall not constitute a Change in Control: (i) any acquisition directly from the Corporation (excluding an acquisition by virtue of the exercise of a conversion privilege by one or more Persons acting in concert, and excluding an acquisition that would be a Change in Control under Section 3.5.3), (ii) any acquisition by the Corporation, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation or other entity controlled by the Corporation, (iv) any acquisition by any corporation or other entity pursuant to a reorganization, merger or consolidation which would not be a Change in Control under Section 3.5.3; or (v) any acquisition by an Exempt Person; or

3.5.2.	Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened “election contest” or other actual or threatened “solicitation” (as such terms are used in Rule 14a 11 of Regulation 14A promulgated under the Exchange Act) of proxies or consents by or on behalf of a person other than the Incumbent Board; or

3.5.3.	Consummation of a reorganization, merger, share exchange or consolidation of the Corporation, unless, following such reorganization, merger, share exchange or consolidation, (i) 75% or more of, respectively, the then outstanding shares of common stock of the corporation or other entity resulting from such reorganization, merger, share exchange or consolidation and the combined voting power of the then outstanding voting securities of such corporation or other entity entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such reorganization, merger, share exchange or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, share exchange or consolidation, (ii) no Person (excluding the Corporation, any Exempt Person, any employee benefit plan (or related trust) of the Corporation or such corporation or other entity resulting from such reorganization, merger, share exchange or consolidation and any person beneficially owning, immediately prior to such reorganization, merger, share exchange or consolidation, directly or indirectly, 20% or more of the Outstanding Corporation Common Stock or Outstanding Corporation Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation or other entity resulting from such reorganization, merger, share exchange or consolidation or the combined voting power of the then outstanding voting securities of such corporation or other entity, entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corporation or other entity resulting from such reorganization, merger, share exchange or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger, share exchange or consolidation; or

3.5.4.

Consummation of (i) a complete liquidation or dissolution of the Corporation or (ii) a sale or other disposition of all or substantially all of the assets of the Corporation, other than to a corporation or other entity, with respect to which, following such sale or other disposition, (A) 75% or more of, respectively, the then outstanding shares of common stock of such corporation or other entity and the combined voting power of the then outstanding voting securities of such corporation or other entity entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the Persons who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (B) no Person (excluding the Corporation, any Exempt Person, any employee benefit plan (or related trust) of the Corporation or such corporation or other entity and any person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 20% or more of the Outstanding Corporation Common Stock or Outstanding Corporation Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of such corporation or other entity or the combined voting power of the then outstanding voting securities of such corporation or other entity entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of such corporation or other entity were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Corporation; or

3.5.5.	The occurrence of one transaction or a series of transactions, which has the effect of a divestiture by the Corporation of 25% or more of the combined voting power of the outstanding voting securities of the Bank; or

3.5.6.	The occurrence of any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Bank (other than to the Corporation or one or more Exempt Persons).

For purposes of this Section 3.5, “Exempt Person” means (i) Robert H. McKinney; (ii) Arlene A. McKinney; (iii) any Exempt Descendant (as defined below); (iv) any corporation, partnership, trust or other organization a majority of the beneficial ownership interest of which is owned directly or indirectly by one or more of Robert H. McKinney, Arlene A. McKinney or any Exempt Descendant; (v) any estate or other successor-in-interest by operation of law of Robert H. McKinney, Arlene A. McKinney or any Exempt Descendant; and (vi) with reference to an issuer, any group within the meaning of Rule 13d-5(b) under the Exchange Act, if the majority of the shares of such issuer beneficially owned by such group is attributable to shares of such issuer which would be considered beneficially owned by individuals and entities described in (i) through (v) inclusive absent the existence of the group. For purposes of this definition, “Exempt Descendant” shall mean any child, grandchild or other descendant of Robert H. McKinney, or any spouse of any such child, grandchild or other descendant, including in all cases adoptive relationships.

3.6.	Code means the Internal Revenue Code of 1986, as in effect from time to time.

3.7.	Committee means the Compensation Committee of the Board and, to the extent the administration of the Plan has been assumed by the Board pursuant to Section 26.1, the Board.

3.8.	Common Stock means the Common Stock of the Corporation or any security into which such Common Stock may be changed by reason of any transaction or event of the type described in Section 20.

3.9.	Continuous Status means that the Participant’s relationship with the Employers as a director, officer or employee, is not interrupted or terminated. Continuous Status shall not be considered interrupted in the case of transfers between locations of an Employer, or between Employers, or, to the extent provided in Section 17.1 below or the applicable Evidence of Award, from an Employer to any successor of an Employer. The Committee in its discretion may determine (a) whether any leave of absence constitutes a termination of Continuous Status for purposes of the Plan and (b) the impact, if any, of any such leave of absence on Awards theretofore made under the Plan. For purposes of Incentive Stock Options, no leave of absence may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence is not so guaranteed, then on the 181st day of such leave any Incentive Stock Option held by the grantee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Qualified Stock Option.

3.10.	Date of Grant means the date specified by the Committee on which an Award will become effective.

3.11.	Deferral Period means the period of time during which Deferred Shares are subject to deferral limitations under Section 13.

3.12.	Deferred Shares means an Award pursuant to Section 13 of the right to receive shares of Common Stock at the end of a specified Deferral Period.

3.13.	Evidence of Award means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee which sets forth the terms and conditions of an Award. An Evidence of Award may be in any electronic medium, may be limited to a notation on the books and records of an Employer and need not be signed by a representative of the Corporation or the Participant.

3.14.	Grant Price means the price per share of Common Stock at which an Appreciation Right not granted in tandem with a Stock Option is granted.

3.15.	Incentive Compensation means an Award granted in accordance with an incentive program that is adopted pursuant to and subject to the conditions set forth in Section 15.

3.16.	Market Value per Share means, with reference to a share of Common Stock and a given day, the per share value of Common Stock on such day, determined as follows.

3.16.1.	If the principal market for the Common Stock (the “Market”) is a national securities exchange or the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) National Market, the last sale price of Common Stock on such day or, if no reported sale takes place on such day, the average of the high bid and low asked price of Common Stock as reported on such Market for such day (“average price”) or, if no such average price can be determined for such day, the most recent reported sale price of Common Stock within the preceding ten business days, or if no such sale shall have occurred, the average price for the most recent business day preceding such day for which an average price can be determined, provided an average price can be determined for any of the ten business days preceding such day;

3.16.2.	If the Market is the NASDAQ National List, the NASDAQ Supplemental List or another market, the average of the high bid and low asked price for Common Stock on such day (the “average price”), or, if no such average price can be determined for such day, the most recent reported sale price within the preceding ten business days, or, if no such sale shall have occurred, the average price for the most recent business day preceding such day for which an average price can be determined, provided an average price can be determined for any of the ten business days preceding such day; or,

3.16.3.	In the event that neither Section 3.16.1 nor Section 3.16.2 shall apply, the Market Value per Share of a share of Common Stock on any day shall be determined in good faith by the Compensation Committee.

3.17.	Non-Employee Director means a member of the Board who is not a regular full-time employee of the Corporation or any Subsidiary.

3.18.	Option Price means the purchase price per share payable on exercise of a Stock Option.

3.19.	Participant means, with respect to an Award, the individual to whom such Award is granted.

3.20.	Performance Goal means, with reference to a Performance Measure, a specific level that is sought to be achieved. Performance Goals may be set in respect of various levels of achievement. For example, base level, target level, base extra achievement and target extra achievement Performance Goals may be set in respect of the same Performance Measure.

3.21.	Performance Measure means, with reference to a Performance Goal, the business or financial econometric with reference to which the Performance Goal is set.

3.22.	Performance Period means, with respect to an Award, a period of time within which the Performance Goals relating to such Award are to be measured.

3.23.	Performance Unit means a unit equivalent to $100 (or such other value as the Committee determines) granted pursuant to Section 14.

3.24.	Restricted Shares means shares of Common Stock granted or sold pursuant to Section 11 as to which neither the ownership restrictions nor the restrictions on transfer have expired.

3.25.	Rule 16b-3 means Rule 16b-3 under Section 16 of the Securities Exchange Act of 1934, as amended (or any successor rule to the same effect), as in effect from time to time.

3.26.	Spread means the excess of the Market Value per Share on the date an Appreciation Right is exercised over (i) the Option Price provided for in the Stock Option granted in tandem with the Appreciation Right or (ii) if there is no tandem Stock Option, the Grant Price provided for in the Appreciation Right, in either case multiplied by the number of shares of Common Stock in respect of which the Appreciation Right is exercised.

3.27.	Stock Option means the right to purchase shares of Common Stock upon exercise of an option granted pursuant to Section 9 below.

3.28.	Subsidiary means (i) any corporation of which at least 50% of the total combined voting power of all outstanding shares of stock is owned directly or indirectly by the Corporation, (ii) any partnership of which at least 50% of the profits interest or capital interest is owned directly or indirectly by the Corporation and (iii) any other entity of which at least 50% of the total equity interest is owned directly or indirectly by the Corporation.

4.	Persons Eligible for Awards. Awards under the Plan may be made to such directors, officers and other employees of the Employers (including prospective employees conditioned on their becoming employees) (collectively, “Eligible Persons”) as the Compensation Committee in its discretion shall select.

5.	Awards.

5.1.	Form of Awards. Awards under the Plan may be made in the form of Stock Options, Appreciation Rights, Restricted Shares, Deferred Shares, Performance Units or Incentive Compensation.

5.2.	Evidence of Award. Each Award shall be evidenced by an Evidence of Award in such form as the Committee shall prescribe, setting forth the terms and conditions of the Award. The Evidence of Award shall specify that the Award is subject to the terms and provisions of the Plan as in effect from time to time (including the limitation on Plan amendments set forth in Section 27.1 below).

5.3.	Surrender and Exchange of Awards. The Committee may in its discretion grant to a Participant who has been granted an Award under the Plan or an award under any other employee compensation or benefit plan maintained by the Corporation or any of its Subsidiaries (any such Award or award is referred to herein as a “Prior Award”), in exchange for the surrender and cancellation of such Prior Award or any portion thereof, a new Award under the Plan. As the Committee may determine in its discretion, the new Award so granted may be in a form different than that of the Prior Award surrendered, and may be granted subject to terms and conditions that differ from those to which the surrendered Prior Award were subject. Notwithstanding the foregoing, no grant of a new Award in exchange for a Prior Award may be made hereunder unless (i) the aggregate fair value of the new Award does not exceed the aggregate fair value of the Prior Award, determined as of the time the new Award is granted; and (ii) the grant of the new Award would not constitute a “repricing” of any Stock Option and would not otherwise be treated as a “material revision” of the Plan for purposes of the applicable rules of NASDAQ.

6.	Shares Available Under Plan.

6.1.

The maximum number of shares of Common Stock that may be issued or transferred as Restricted Shares, Unrestricted Shares or Deferred Shares under this Plan, or that may be issued or transferred upon the exercise or in settlement of Stock Options, Appreciation Rights, Performance Units or Incentive Compensation Awards granted under this Plan, is 801,000 shares. Such maximum number is subject to adjustment in accordance with Section 20 below. Shares so issued or transferred may be authorized but unissued shares or reacquired shares, including shares purchased on the open market.

6.2.	If any Award is canceled or forfeited, or is settled in cash, or terminates for any other reason without all of the shares in respect thereof being issued and becoming vested, then the shares as to which the Award is canceled, forfeited, settled in cash, or so terminates, may again be awarded under the Plan. Restricted shares issued under this Plan that are repurchased by the Corporation, pursuant to an exercise of its repurchase rights under the applicable Evidence of Award, for the same price for which they were sold to the Participant, shall be deemed forfeited for purposes of the foregoing. If previously acquired shares of Common Stock are delivered to the Corporation in full or partial payment of the Option Price for the exercise of a Stock Option granted under this Plan, the number of shares available for future Awards under this Plan shall be reduced only by the net number of shares issued upon the exercise of the Stock Option.

6.3.	Shares of Common Stock issued in settlement, assumption or substitution of outstanding awards (or obligations to grant future awards) under the plans or arrangements of an unrelated entity shall not reduce the maximum number of shares available for issuance under this Plan, even if the shares are issued pursuant to replacement Awards granted under this Plan, provided such settlement, assumption or substitution is made in connection with an Employer’s acquisition of such unrelated entity or an interest in such unrelated entity.

7.	Limitations on Awards. Awards under the Plan will be subject to the following limitations:

7.1.	The maximum aggregate number of shares of Common Stock in respect of which stock-denominated Awards are granted to any one Participant, during any one calendar year, will not exceed 200,000 shares, subject to adjustment as provided in Section 20 below. This limitation will apply without regard to whether the applicable Award is settled in cash or in shares of Common Stock.

7.2.	The aggregate amount of compensation payable under cash-denominated Awards to any one Participant shall not exceed $500,000 in any calendar year. For this purpose, compensation payable under an incentive program in respect of a Performance Period that extends over two or more calendar years shall be deemed to be payable ratably over such Performance Period. This limitation will apply without regard to whether the applicable Award is settled in cash or in shares of Common Stock.

8.	Performance Measures and Goals.

8.1.	Performance Goals. In making Awards under the Plan, the Committee may establish specified Performance Goals which must be achieved during a specified Performance Period in order for the benefits under the Award to vest. Such Performance Goals may relate to the Participant or a particular group of Participants, to the Corporation or a Subsidiary, or to the Corporation and its Subsidiaries as a whole.

8.2.	Performance-Based Compensation. In making an Award under the Plan, the Committee may specify that the compensation provided thereunder is intended to qualify as “performance-based compensation” within the meaning of Code section 162(m). The payment of compensation under such an Award shall be conditioned solely on the attainment during a specified Performance Period of one or more pre-established, objective Performance Goals established by the Committee in accordance with the requirements of section 162(m) of the Code. Such Performance Goals shall be established in respect of one or more of the following Performance Measures: Net Income, Net Income Growth Rate, Return on Equity, Fair Market Value of Common Stock, Earnings Per Share, economic value added, level of non-performing loans, expense management, deposits, loan originations, market share, industry leadership and organizational development. Such Performance Goals and all levels of attainment thereof must be substantially uncertain as to outcome when established by the Committee.

9.	Stock Options. The Committee may grant Awards of Stock Options to such Eligible Persons, for such number of shares of Common Stock, and subject to such terms and conditions, as the Committee shall determine in its discretion, subject to the provisions of the Plan. Such Awards may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions of this Section 9, to the extent applicable to the particular grant:

9.1.	No Stock Option will be exercisable more than ten years from the Date of Grant.

9.2.	Successive grants may be made to the same Participant whether or not any Stock Options or other Awards previously granted to such Participant remain unexercised or outstanding.

9.3.	On or after the Date of Grant of a Stock Option, the Committee may provide for the payment to the Participant of dividend equivalents thereon in cash or Common Stock on a current, deferred or contingent basis.

9.4.	The Evidence of Award documenting a Stock Option grant:

9.4.1.	Shall specify the number of shares of Common Stock to which the Stock Option relates.

9.4.2.	Shall specify the Option Price, which will not be less than 100% of the Market Value per Share on the Date of Grant.

9.4.3.	May specify a required period or periods of Continuous Status by the Participant with the Employers that must be completed before the Stock Option or specified installments thereof will become exercisable.

9.4.4.	May specify Performance Goals that must be achieved as a condition to the exercise of the Stock Option.

9.4.5.	May provide for the earlier exercise of the Stock Option in the event of a Change in Control or other similar transaction or event.

9.4.6.	Shall specify whether the Option Price will be payable (i) in cash or by check acceptable to the Corporation, (ii) by the actual or constructive transfer to the Corporation of shares of Common Stock that have been owned by the Participant for at least six months (or, with the consent of the Committee, for less than six months) and that have an aggregate Market Value per Share on the date of exercise equal to the aggregate Option Price, (iii) with the consent of the Committee, by authorizing the Corporation to withhold a number of shares of Common Stock otherwise issuable to the Participant having an aggregate Market Value per Share on the date of exercise equal to the aggregate Option Price, (iv) to the extent permitted by law, by irrevocably authorizing a third party to sell shares of Common Stock acquired upon exercise of the Stock Option and to remit to the Corporation a sufficient portion of the sale proceeds to pay the entire Option Price and any tax withholding resulting from such exercise and sale, or (v) by a combination of such methods of payment; provided, however, that the payment methods described in clauses (ii) and (iii) will not be available at any time that the Corporation is prohibited from purchasing or acquiring such shares of Common Stock.

9.4.7.	May provide for the effect on the Stock Option, or any shares of Common Stock issued, or other payment made, with respect to the Stock Option, of any conduct of the Participant determined by the Committee to be injurious, detrimental or prejudicial to any significant interest of the Corporation or any Subsidiary.

9.5.	Each Stock Option granted hereunder shall be designated in the Evidence of Award documenting such grant as either (i) a Stock Option intended to be treated as an Incentive Stock Option, or (ii) a Stock Option that shall be treated as a Non-Qualified Stock Option. Notwithstanding any other provisions of the Plan, Stock Options designated as Incentive Stock Options shall be subject to the following provisions:

9.5.1.	Incentive Stock Options may be granted only to Eligible Persons who are employees [within the meaning of Code section 3401(c)] of one or more Employers.

9.5.2.	If the aggregate Market Value (determined as of the Date of Grant) of Shares with respect to which Incentive Stock Options granted under this Plan and under all other stock option plans maintained by the Employers are exercisable for the first time by a Participant during any calendar year shall exceed the maximum limit (currently, $100,000), if any, imposed from time to time under section 422 of the Code, the Stock Options creating such excess (in reverse chronological order, starting with the Stock Options having the latest Date of Grant) shall be treated as Non-Qualified Stock Options.

9.5.3.	No Incentive Stock Option shall be granted to an Eligible Person if, as of the Date of Grant of such Incentive Stock Option, such Eligible Person owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Corporation, unless (A) the per Share Option Price under such Incentive Stock Option is at least 110% percent of the Market Value per Share determined as of the Date of Grant of such Incentive Stock Option, and (B) such Incentive Stock Option is not exercisable after the expiration of five years from the Date of Grant of such Incentive Stock Option.

9.5.4.	The Evidence of Award documenting the grant of any Incentive Stock Option shall require that if any Shares acquired upon the exercise of such Stock Option are disposed of within two years from the Date of Grant of such Stock Option, or within one year from the date as of which the Shares disposed of were transferred to the Participant pursuant to the exercise of such Stock Option, the Participant shall give the Corporation written notice of such disposition, within ten days following the date of such disposition.

9.6.	It is contemplated that most or all Stock Options granted under the Plan will be designed, granted and administered in a manner such that the Stock Option will not be deemed to provide for a deferral of compensation subject to Code section 409A. If the Committee intends for any Stock Option to be subject to Code section 409A, or potentially subject to Code section 409A, the Evidence of Award in respect of such Stock Option shall designate such Stock Option as a “409A Stock Option,” and the terms of the grant shall in all respects comply with, and the grant shall in all respects be administered in accordance with, the requirements of paragraphs (2), (3) and (4) of subsection (a) of Code section 409A. To the extent any provision of this Plan or the applicable Evidence of Grant would cause a Stock Option (other than a Stock Option designated as a 409A Stock Option) to be considered as providing for a deferral of compensation subject to Code section 409A, such provision shall have no operative effect pending its correction pursuant to an amendment of the Plan or such Evidence of Grant that is effective retroactive to a date on or before the applicable Date of Grant.

10.	Appreciation Rights. The Committee may grant Awards of Appreciation Rights to such Eligible Persons, for such number of shares of Common Stock, and subject to such terms and conditions, as the Committee shall determine in its discretion, subject to the provisions of the Plan. An Appreciation Right will be a right of the Participant to receive from the Corporation upon exercise an amount which will be determined by the Committee at the Date of Grant and will be expressed as a percentage of the Spread (not exceeding 100%) at the time of exercise. Such Awards may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions of this Section 10:

10.1.	No Appreciation Right will be exercisable more than ten years from the Date of Grant.

10.2.	Successive grants may be made to the same Participant whether or not any Appreciation Rights or other Awards previously granted to such Participant remain unexercised or outstanding.

10.3.	On or after the Date of Grant, the Committee may provide for the payment to the Participant of dividend equivalents thereon in cash or Common Stock on a current, deferred or contingent basis.

10.4.	Appreciation Rights may be granted in tandem with Stock Options or separate and apart from a grant of Stock Options. An Appreciation Right granted in tandem with a Stock Option may be exercised only by surrender of the related Stock Option.

10.5.	The amount payable on exercise of an Appreciation Right shall be paid in shares of Common Stock having an aggregate Market Value per Share on the date of exercise equal to the Spread. Alternatively, in the case of an Appreciation Right designated as a 409A Appreciation Right, or to the extent payment in cash would not cause the Appreciation Right to be subject to section 409A of the Code, such amount may be paid in cash or partly in cash, as determined by the Committee in its discretion.

10.6.	The Evidence of Award documenting an Appreciation Right grant:

10.6.1.	Shall state whether such grant is made in tandem with the grant of a Stock Option and, if it is not, the number of shares of Common Stock in respect of which it is made.

10.6.2.	Shall specify the Option Price (where the Appreciation Right is granted in tandem with a Stock Option) or the Grant Price (where the Appreciation Right is not granted in tandem with a Stock Option), which in either case shall not be less than 100% of the Market Value per Share on the Date of Grant.

10.6.3.	May specify a required period or periods of Continuous Status by the Participant with the Employers that must be completed before the Appreciation Right or installments thereof will become exercisable.

10.6.4.	May provide in respect of an Appreciation Right granted in tandem with a Stock Option that the Appreciation Right may be exercised only at a time when the Spread is positive and the related Stock Option also is exercisable.

10.6.5.	May provide for the earlier exercise of the Appreciation Right in the event of a Change in Control or other similar transaction or event.

10.6.6.	May specify that the amount payable to the Participant on exercise of the Appreciation Right may not exceed a maximum amount specified by the Committee at the Date of Grant.

10.6.7.	May specify Performance Goals that must be achieved as a condition to the exercise of the Appreciation Right.

10.6.8.	May provide for the effect on the Appreciation Right or any shares of Common Stock issued, or other payment made, with respect to the Appreciation Right of any conduct of the Participant determined by the Committee to be injurious, detrimental or prejudicial to any significant interest of the Corporation or any Subsidiary.

10.7.	It is contemplated that most or all Appreciation Rights granted under the Plan will be designed, granted and administered in a manner such that the Appreciation Right will not be deemed to provide for a deferral of compensation subject to Code section 409A. If the Committee intends for any Appreciation Right to be subject to Code section 409A, or potentially subject to Code section 409A, the Evidence of Award in respect of such Appreciation Right shall designate such Appreciation Right as a “409A Appreciation Right,” and the terms of the grant shall in all respects comply with, and the grant shall in all respects be administered in accordance with, the requirements of paragraphs (2), (3) and (4) of subsection (a) of Code section 409A. To the extent any provision of this Plan or the applicable Evidence of Grant would cause an Appreciation Right (other than an Appreciation Right designated as a 409A Appreciation Right) to be considered as providing for a deferral of compensation subject to Code section 409A, such provision shall have no operative effect pending its correction pursuant to an amendment of the Plan or such Evidence of Grant that is effective retroactive to a date on or before the applicable Date of Grant.

11.

Restricted Shares.    The Committee may grant Awards of Restricted Shares to such Eligible Persons, for such number of shares, and subject to such terms and conditions, as the Committee may determine in accordance with this Section 11. Each grant or sale of Restricted Shares will constitute an immediate transfer of ownership of shares of Common Stock to the Participant in consideration of the performance of services, entitling the Participant to voting and other ownership rights, but subject to the restrictions set forth in this Section 11. Such Awards may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions of this Section 11, to the extent applicable to the particular grant or sale:

11.1.	Each grant or sale may be made without additional consideration or in consideration of a payment by the Participant that is less than the Market Value per Share at the Date of Grant.

11.2.	Each grant or sale may limit the Participant’s dividend rights during the period in which the shares of Restricted Shares are subject to any restrictions.

11.3.	Each grant or sale will provide that the Restricted Shares will be subject, for a period to be determined by the Committee at the Date of Grant, to one or more restrictions, including without limitation a restriction that constitutes a “substantial risk of forfeiture” within the meaning of section 83 of the Code and the regulations of the Internal Revenue Service under such section.

11.4.	Any grant or sale may specify the Performance Goals that, if achieved, will result in the termination or early termination of the restrictions applicable to the Restricted Shares. Alternatively, a grant or sale may be made pursuant to an incentive program adopted and administered in accordance with Section 15.

11.5.	Except as otherwise provided in the applicable Evidence of Award or in Section 17, shares covered by a Restricted Shares Award shall be forfeited if and when, during the restricted period as to such shares, and prior to the vesting of such shares, the Participant’s Continuous Status terminates or any condition to which the vesting of such shares is subject can no longer be satisfied. It is contemplated that an Evidence of Award (i) may provide for the Participant to vest as to a pro rata portion of a Restricted Shares Award if the termination of his or her Continuous Status is due to death, Disability or retirement after attaining age 62 and completing five years of service, (ii) may permit the grantee, in the event of a Change in Control of the Corporation occurring during the applicable restricted period, to elect to become vested as to a pro rata portion of a Restricted Shares Award and to forfeit the balance of the Award, and (iii) may provide for a Restricted Shares Award to become fully vested in certain events, or in all events, upon the occurrence of a Change in Control. In all events, however, shares covered by a Restricted Shares Award shall be forfeited if, during the restricted period as to such shares, the Participant’s Continuous Status is terminated for Cause.

11.6.	Each grant or sale will provide that during the period for which such restriction or restrictions are to continue, the transferability of the Restricted Shares will be prohibited or restricted in a manner and to the extent prescribed by the Committee at the Date of Grant (which restrictions may include without limitation rights of repurchase or first refusal in favor of the Corporation or provisions subjecting the Restricted Shares to continuing restrictions in the hands of any transferee).

11.7.	Any grant or sale may provide for the effect on the Restricted Shares or any shares of Common Stock issued free of restrictions, or other payment made, with respect to the Restricted Shares of any conduct of the Participant determined by the Committee to be injurious, detrimental or prejudicial to any significant interest of the Corporation or any Subsidiary.

11.8.

It is contemplated that most or all Restricted Shares Awards made under the Plan will be designed, made and administered in a manner such that they will not be deemed to provide for a deferral of compensation subject to Code section 409A. If the Committee intends for any Restricted Shares Award to be subject to Code section 409A, or potentially subject to Code section 409A, the Evidence of Award in respect of such Restricted Shares Award shall designate such Restricted Shares Award as a “409A Restricted Shares Award,” and the terms of the grant shall in all respects comply with, and the grant shall in all respects be administered in accordance with, the requirements of paragraphs (2), (3) and (4) of subsection (a) of Code section 409A. To the extent any provision of this Plan or the applicable Evidence of Grant would cause a Restricted Shares Award (other than a Restricted Shares Award designated as a 409A Restricted Shares Award) to be considered as providing for a deferral of compensation subject to Code section 409A, such provision shall have no operative effect pending its correction pursuant to an amendment of the Plan or such Evidence of Grant that is effective retroactive to a date on or before the applicable Date of Grant.

12.	Unrestricted Shares. The Committee may grant Awards of Common Stock to Eligible Persons in consideration of the Eligible Person’s previously performed services or surrender of other compensation that may be due.

13.	Deferred Shares. The Committee may grant Awards of Deferred Shares to such Eligible Persons, for such number of shares, and subject to such terms and conditions, as the Committee may determine in accordance with this Section 13. Each grant or sale of Deferred Shares will constitute an agreement by the Corporation to issue or transfer shares of Common Stock to the Participant in the future in consideration of the performance of services, subject to the fulfillment during the Deferral Period of such conditions as the Committee may specify. Such Awards may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions of this Section 13, to the extent applicable to the particular grant or sale:

13.1.	Each grant or sale may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Market Value per Share on the Date of Grant.

13.2.	Each grant or sale will provide that the Deferred Shares will be subject to a Deferral Period, which will be fixed by the Committee on the Date of Grant, and any grant or sale may provide for the earlier termination of such period in the event of a Change in Control or other similar transaction or event.

13.3.	During the Deferral Period, the Participant will not have any right to transfer any rights under the Deferred Shares, will not have any rights of ownership in the Deferred Shares and will not have any right to vote the Deferred Shares, but the Committee may on or after the Date of Grant authorize the payment of dividend equivalents on such shares in cash or Common Stock on a current, deferred or contingent basis.

13.4.	Any grant or sale may provide for the effect on the Deferred Shares or any shares of Common Stock issued free of restrictions, or other payment made, with respect to the Deferred Shares of any conduct of the Participant determined by the Committee to be injurious, detrimental or prejudicial to any significant interest of the Corporation or any Subsidiary.

13.5.	To the extent a Deferred Shares Award provides for a deferral of compensation subject to Code section 409A, the Award shall in all respects comply with, and be administered in accordance with, the requirements of paragraphs (2), (3) and (4) of subsection (a) of Code section 409A. To the extent any provision of this Plan or the applicable Evidence of Grant would cause a Deferred Shares Award not to comply with any applicable requirements of Code section 409A, such provision shall have no operative effect pending its correction pursuant to an amendment of the Plan or such Evidence of Grant that is effective retroactive to a date on or before the applicable Date of Grant.

14.	Performance Units. The Committee may grant Awards of Performance Units, which will become payable upon achievement of specified Performance Goals, to such Eligible Persons, and upon such terms and conditions, as the Committee may determine in accordance with this Section 14. Such Awards may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions of this Section 14, to the extent applicable to the particular grant:

14.1.	Each grant will specify the number of Performance Units to which it relates.

14.2.	The Performance Period with respect to each Performance Unit will be determined by the Committee at the time of grant.

14.3.	Each grant will specify the Performance Goals that, if achieved, will result in the payment of the Performance Units.

14.4.	Each grant will specify the time and manner of payment of Performance Units which have become payable, which payment may be made in (i) cash, (ii) shares of Common Stock having an aggregate Market Value per Share equal to the aggregate value of the Performance Units which have become payable or (iii) any combination thereof, as determined by the Committee in its discretion at the time of payment.

14.5.	Any grant of Performance Units may specify that the amount payable, or the number of shares of Common Stock issued, with respect to the Performance Units may not exceed maximums specified by the Committee on the Date of Grant.

14.6.	Any grant may provide for the effect on the Performance Units or any shares of Common Stock issued, or other payment made, with respect to the Performance Units of any conduct of the Participant determined by the Committee to be injurious, detrimental or prejudicial to any significant interest of the Corporation or any Subsidiary.

14.7.	To the extent a Performance Units Award provides for a deferral of compensation subject to Code section 409A, the Award shall in all respects comply with, and be administered in accordance with, the requirements of paragraphs (2), (3) and (4) of subsection (a) of Code section 409A. To the extent any provision of this Plan or the applicable Evidence of Grant would cause a Performance Units Award not to comply with any applicable requirements of Code section 409A, such provision shall have no operative effect pending its correction pursuant to an amendment of the Plan or such Evidence of Grant that is effective retroactive to a date on or before the applicable Date of Grant.

15.	Incentive Programs.

15.1.	The Committee may adopt incentive programs from time to time pursuant to which designated Eligible Persons may earn Incentive Compensation, payable in cash or Common Stock or both, in the event specified Performance Goals are achieved during a specified Performance Period. Such programs may provide for either or both the payment of cash compensation or the issuance of Options, Appreciation Rights, Restricted Shares, Deferred Shares or Performance Units, the exercisability, vesting or payment of which are conditioned upon the achievement of such Performance Goals during such Performance Period.

15.2.	It is contemplated that most or all Incentive Compensation provided for or paid under an annual incentive program adopted under this Section 15 will be provided and paid in a manner such that it will not be deemed to involve a deferral of compensation subject to Code section 409A. To the extent an Award of Incentive Compensation under an incentive program that extends over two or more calendar years provides for a deferral of compensation subject to Code section 409A, the Award shall in all respects comply with, and be administered in accordance with, the requirements of paragraphs (2), (3) and (4) of subsection (a) of Code section 409A. To the extent any provision of this Plan, the applicable incentive program or the applicable Evidence of Grant would cause an Incentive Compensation Award not to comply with any applicable requirements of Code section 409A, such provision shall have no operative effect pending its correction pursuant to an amendment of the Plan, such incentive program or such Evidence of Grant that is effective retroactive to a date on or before the applicable Date of Grant.

16.	Awards for Directors.

16.1.

On January 1 of each year (or on the day when he or she first becomes a member of the Board in the case of a Non-Employee Director who first becomes a member of the Board otherwise than on January), each Non-Employee Director will be granted an Award in payment of, and having a fair market value (as hereinafter determined) on the Date of Grant equal to, a specified percentage of his or her retainer fee for serving on the Board during the period beginning on such January 1 (or such day on which he or she first became a Board member) and ending on the following December 31. The specified percentage will be determined by the Committee in its discretion; provided, however, that unless the Committee determines otherwise, the specified percentage will be 100%. The form of the Award will be determined by the Committee in its discretion; provided, however, that unless the Committee determines otherwise, the Award will be in the form of Deferred Shares that vest, subject to the Participant’s Continuous Status, on the following January 1.

16.2.	It is contemplated that the Awards granted to Non-Employee Directors pursuant to this Section 16 will be designed, granted and administered in a manner such that they will not be deemed to provide for a deferral of compensation subject to Code section 409A. If the Committee intends for any Award under this Section 16 to be subject to Code section 409A, or potentially subject to Code section 409A, the Evidence of Award in respect of such Award shall designate such Award as a “409A Award” and the terms of the Award shall in all respects comply with, and the grant shall in all respects be administered in accordance with, the requirements of paragraphs (2), (3) and (4) of subsection (a) of Code section 409A. To the extent any provision of this Plan or the applicable Evidence of Grant would cause any Award under this Section 16 (other than an Award designated as 409A Award) to be considered as providing for a deferral of compensation subject to Code section 409A, such provision shall have no operative effect pending its correction pursuant to an amendment of the Plan or such Evidence of Grant that is effective retroactive to a date on or before the applicable Date of Grant.

16.3.	For purposes of this Section 16:

16.3.1.	The fair market value of a Stock Option or an Appreciation Right awarded to a Director will be determined by the Committee using the Black-Scholes Option Pricing Model; a generally accepted binomial pricing model that takes into account as of the Date of Grant (A) the Option Price or Grant Price, as applicable, (B) the expected term of the Stock Option or Appreciation Right, (C) the Market Value per Share of the Common Stock on the Date of Grant, (D) the volatility of the Common Stock, (E) the expected dividends on the Common Stock and (F) the risk-free interest rate for the expected term of the Stock Option or Appreciation Right; or any other pricing model used by the Corporation to value Stock Options for financial reporting purposes.

16.3.2.	The fair market value of a Deferred Share, a Restricted Share or a Performance Share awarded to a Director will be equal to the Market Value per Share of the Common Stock on the Date of Grant without regard to any restrictions, limitations or conditions with respect to such Award.

16.3.3.	The fair market value of a Performance Unit awarded to a Director will be its stated value.

16.3.4.	The date of an annual meeting of shareholders of the Corporation is the date on which the meeting is convened or, if later, the date of the last adjournment thereof.

17.	Change in Control Provisions.

17.1.	The effect of the occurrence of a Change in Control on an Award shall be determined by the Committee, in its discretion, except as otherwise provided in the Plan or the Award Agreement reflecting the applicable Award.

17.2.	Nothing contained in the Plan or any Evidence of Award shall be construed to give a Participant the right to enjoin the Corporation or any Subsidiary from taking any corporate action which is deemed by it to be appropriate or in its best interest, whether or not such action would have an adverse effect on outstanding Awards. Any right of a Participant, beneficiary or other person respecting such a corporate action shall be limited to a claim for actual damages and attorneys fees.

18.	Transferability. Unless the Committee determines otherwise on or after the Date of Grant, (i) no Award will be transferable by a Participant other than by will or the laws of descent and distribution, and (ii) no Stock Option or Appreciation Right granted to a Participant will be exercisable during the Participant’s lifetime by any person other than the Participant or his or her guardian or legal representative.

19.	Designation of Beneficiary. A Participant may designate a beneficiary or beneficiaries to receive rights exercisable, or amounts or property payable, under an Award following the Participant’s death. Such designation may be changed or canceled at any time without the consent of such beneficiary. Any such designation, change or cancellation must be made in a form approved by the Committee and shall not be effective until received by the Committee. Any exercise of a Stock Option or Appreciation Right following the Participant’s death must be made by the Participant’s beneficiary, or by the legatee thereof under the Participant’s last will if no validly designated beneficiary survives the Participant and such will specifically disposes of such Award, or by the Participant’s personal representative if no validly designated beneficiary and no such specific legatee survives the Participant. If a Participant’s beneficiary, specific legatee or personal representative shall be entitled to exercise any Stock Option or Appreciation Right pursuant to the preceding sentence, such beneficiary, specific legatee or personal representative shall be bound by all the terms and conditions of the Plan and the applicable Evidence of Award which would have applied to the Participant.

20.	Adjustments. The Committee may make or provide for such adjustments in (i) the maximum number of shares of Common Stock specified in Sections 6 and 7, (ii) the number of shares of Common Stock covered by outstanding Stock Options, Appreciation Rights, Deferred Shares and stock-denominated Performance Units granted under the Plan, (iii) the Option Price or Grant Price applicable to any Stock Options and Appreciation Rights, and (iv) the kind of shares covered by any such Awards (including shares of another issuer), as the Committee in its discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants and Directors that otherwise would result from (x) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Corporation, or (y) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (z) any other corporate transaction or event having an effect similar to any of the foregoing. In the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all outstanding Awards such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection with such substitution the surrender of all Awards so replaced. Moreover, the Committee may on or after the Date of Grant provide in the Evidence of Award under the Plan that the holder of the Award may elect to receive an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect, or the Committee may provide that the holder will automatically be entitled to receive such an equivalent award.

21.	Fractional Shares. The Corporation will not be required to issue any fractional share of Common Stock pursuant to the Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

22.	Settlement by Subsidiaries. Settlement of Awards held by employees of a Subsidiary shall be made by and at the expense of the Subsidiary.

23.	Withholding Taxes. To the extent that an Employer is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under the Plan, and the amounts available to such Employer for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to such Employer for payment of the balance of such taxes required to be withheld. In addition, if permitted by the Committee, the Participant or such other person may elect to have any withholding obligation of such Employer satisfied with shares of Common Stock that would otherwise be transferred to the Participant or such other person in payment of the Participant’s Award. However, without the consent of the Committee, shares of Common Stock will not be withheld in excess of the minimum number of shares required to satisfy such Employer’s withholding obligation.

24.	Nature of Payments

24.1.	Any and all grants of Awards and issuances of shares of Common Stock under the Plan shall be in consideration of services performed for the Employers by the Participant.

24.2.	All such grants and issuances shall constitute a special incentive payment to the Participant and shall not be taken into account in computing the amount of salary or compensation of the Participant for the purpose of determining any benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Employers or under any agreement between an Employer and the Participant, unless such plan or agreement specifically provides otherwise.

25.	Other Payments or Awards. Nothing contained in the Plan shall be deemed in any way to limit or restrict the Employers from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

26.	Administration of the Plan.

26.1.	Unless the administration of the Plan has been expressly assumed by the Board pursuant to a resolution of the Board, the Plan will be administered by the Committee, which at all times will consist of two or more Directors appointed by the Board, all of whom (i) will meet all applicable independence requirements of the Nasdaq Stock Market or the principal national securities exchange on which the Common Stock is traded and (ii) will qualify as “non-employee directors” as defined in Rule 16b-3 and as “outside directors” as defined in regulations adopted under section 162(m) of the Code, as such terms may be amended from time to time. A majority of the Committee will constitute a quorum, and the action of the members of the Committee present at any meeting at which a quorum is present, or acts unanimously approved in writing, will be the acts of the Committee.

26.2.	The Committee has the full authority and discretion to administer the Plan and to take any action that is necessary or advisable in connection with the administration of the Plan, including without limitation the authority and discretion to interpret and construe any provision of the Plan or of any agreement, notification or document evidencing an Award. The interpretation and construction by the Committee of any such provision and any determination by the Committee pursuant to any provision of the Plan or of any such agreement, notification or document will be final and conclusive. No member of the Committee will be liable for any such action or determination made in good faith.

26.3.	The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Evidences of Award, as to (a) the persons to receive Awards under the Plan, (b) the terms and provisions of Awards under the Plan, and (c) the treatment of leaves of absence pursuant to Section 3.9 above.

27.	Amendments and Other Matters.

27.1.	The Plan may be amended from time to time by the Committee or the Board but may not be amended without further approval by the shareholders of the Corporation if such amendment would result in the Plan no longer satisfying any applicable requirements of the Nasdaq Stock Market (or the principal national securities exchange on which the Common Stock is traded) or Rule 16b-3.

27.2.	Neither the Committee nor the Board will authorize the amendment of any outstanding Stock Option to reduce the Option Price without the further approval of the shareholders of the Corporation. Furthermore, no Stock Option will be cancelled and replaced with Stock Options having a lower Option Price without further approval of the shareholders of the Corporation. This Section 27.2 is intended to prohibit the repricing of “underwater” Stock Options and will not be construed to prohibit the adjustments provided for in Section 20.

27.3.	Notwithstanding any provision of the Plan or any applicable incentive program or Evidence of Award to the contrary, the Plan and all Awards granted to individuals who then are subject to Section 16 of the Exchange Act shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted hereunder shall be deemed amended to conform to such applicable exemptive rule.

27.4.	The Committee may also permit Participants and Directors to elect to defer the issuance of Common Stock or the settlement of Awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of the Plan. The Committee also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts. The provisions of this Section 27.4 are subject to any contrary requirements of paragraphs (2), (3) and (4) of subsection (a) of Code section 409A with respect to Awards that provide for a deferral of compensation subject to Code section 409A.

27.5.	The Plan may be terminated at any time by action of the Board. The termination of the Plan will not adversely affect the terms of any outstanding Award.

27.6.	The Plan does not confer upon any Participant any right with respect to continuance of employment or other service with any Employer, nor will it interfere in any way with any right an Employer otherwise would have to terminate such Participant’s employment or other service at any time.

27.7.	If the Committee determines, with the advice of legal counsel, that any provision of the Plan would prevent the payment of any Award intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code from so qualifying, such Plan provision will be invalid and cease to have any effect without affecting the validity or effectiveness of any other provision of the Plan.

28.	Governing Law. The Plan, all Awards and all actions taken under the Plan and the Awards will be governed in all respects in accordance with the laws of the State of Indiana, including without limitation, the Indiana statute of limitations, but without giving effect to the principles of conflicts of laws of such State.

Principal Subsidiary of First Indiana Corporation

V O T E B Y T E L E P H O N E

c/o Corporate Trust Operations Locator 5352 P. O. Box 92301 Cleveland, OH 44101-4301	Have your proxy card available when you call the Toll-Free number 1-800-542-1160 using a touch-tone telephone and follow the simple instructions to record your vote.
V O T E B Y I N T E R N E T

Have your proxy card available when you access the website www.votefast.com and follow the simple instructions to record your vote.
V O T E B Y M A I L

Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: Stock Transfer Dept (FI), National City, P.O. Box 92301, Cleveland OH 44193-0900.

Vote by Telephone Call Toll-Free using a Touch-Tone phone: 1-800-542-1160	Vote by Internet Access the Website and Cast your vote: www.votefast.com	Vote by Mail Return your proxy in the Postage-paid envelope provided

Vote 24 hours a day, 7 days a week!

Your telephone or Internet vote must be received by 10:59 p.m. Eastern Standard Time on April 19, 2005 to be counted in the final tabulation.

IF YOU VOTE BY TELEPHONE OR INTERNET, PLEASE DO NOT SEND YOUR PROXY BY MAIL.

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Proxy must be signed and dated below.

ê   Please fold and detach card at perforation before mailing.   ê

PROXY

This proxy is solicited by the Board of Directors for the Annual Meeting of Shareholders to be held on April 20, 2005.

The undersigned hereby appoints Gerald L. Bepko and William G. Mayes, and each of them, attorneys-in-fact and proxies, with full power of substitution, to attend the Annual Meeting of Shareholders to be held on April 20, 2005 at 9:00 a.m. E.S.T., and at any adjournments or postponements of the Annual Meeting, and to vote as specified on the reverse all shares of the Common Stock of First Indiana Corporation which the undersigned would be entitled to vote if personally present at the Annual Meeting.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders, Proxy Statement and Annual Report.

____________________________________________
Signature(s)

____________________________________________
Signature(s)

Date: ___________________________________, 2005

Please sign exactly as your name appears. Joint owners should each sign personally. Where applicable, indicate your official position or representative capacity.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Dear Shareholder:

On the reverse side of this card are instructions on how to vote your shares by telephone or over the Internet. Please consider voting by telephone or over the Internet. Your vote is recorded as if you mailed in your proxy card. We believe voting this way may be convenient for most shareholders.

Thank you for your attention to these matters.

First Indiana Corporation

ELECTRONIC ACCESS TO FUTURE DOCUMENTS

We again are pleased to offer our shareholders the option to access future shareholder communications (for example, annual reports and proxy statements) from us or on our behalf over the Internet, instead of receiving those documents in print. Participation is completely voluntary. If you give your consent, we will notify you when material is available over the Internet and provide you with the Internet location where the material is available. Once you give your consent, it will remain in effect until you inform us otherwise. If you have previously given your consent, there is no need to provide your consent again at this time.

To give your consent, follow the prompts when you vote by telephone or over the Internet or check the appropriate box located at the bottom of the attached proxy card when you vote by mail.

Additionally, to enable us to send you shareholder communications via e-mail, please send an e-mail from your preferred e-mail address to investorrelations@firstindiana.com. Please include your full name and postal address and mention in the e-mail that you are requesting e-mail notification. There is no cost to you for this service other than any charges you may incur from your Internet provider, telephone company and/or cable company. If you currently are receiving shareholder communications from us by this method, you do not need to request the service again at this time.

ê Please fold and detach card at perforation before mailing. ê

PROXY

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDERS. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, AND 3.

1.	ELECTION OF DIRECTORS

Nominees for a term of three years:

(01) Pedro P. Granadillo	(02) Marni McKinney	(03) Phyllis W. Minott

☐ FOR all nominees listed above	☐ WITHHOLD authority to vote for all nominees listed above

To withhold authority to vote for any individual nominee, write that nominee’s name or number below:

___________________________________________________________________________________

2. APPROVAL OF THE CORPORATION’S EMPLOYEES’ STOCK PURCHASE PLAN

☐ FOR	☐ AGAINST	☐ ABSTAIN

3. APPROVAL OF THE CORPORATION’S 2004 EXECUTIVE COMPENSATION PLAN

☐ FOR	☐ AGAINST	☐ ABSTAIN

4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

☐ I consent to access future shareholder communications over the Internet as stated above and in the Proxy Statement.
(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)